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                                                                     EXHIBIT 4.3

            BASE INDENTURE, dated as of February 26, 1999, between ARG FUNDING CORP., a special purpose corporation established under the laws of Delaware, as issuer ("ARG"), and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Trustee").

                             W I T N E S S E T H:

            WHEREAS, ARG has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Rental Car Asset Backed Notes (the "Notes"), issuable as provided in this Indenture; and

            WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of ARG, enforceable in accordance with its terms, have been done, and ARG proposes to do all the things necessary to make the Notes, when executed by ARG and authenticated and delivered by the Trustee hereunder and duly issued by ARG, the legal, valid and binding obligations of ARG as hereinafter provided;

            NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:


     ARTICLE 1.       DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1.  Definitions.

            Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the "Definitions List"), as such Definitions List may be amended, restated or modified from time to time in accordance with the provisions hereof.

            Section 1.2.  Cross-References.

            Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

            Section 1.3. Accounting and Financial Determinations; No
Duplication.

            Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent
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basis. When used herein, the term "financial statement" shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

            Section 1.4.  Rules of Construction.

            In this Indenture, unless the context otherwise requires:

                (i) the singular includes the plural and vice versa;

               (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

              (iii) reference to any gender includes the other gender;

               (iv) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                (v) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

               (vi) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".


                     ARTICLE 2.      THE NOTES

            Section 2.1.  Designation and Terms of Notes.

            Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by ARG. All Notes of any Series shall, except as specified in the related Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in
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the minimum denominations set forth in the related Series Supplement.

            Section 2.2.      Notes Issuable in Series.

            The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement. Notes of a new Series may from time to time be executed by ARG and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by a Trust Officer of the Trustee of a Company Request at least two (2) Business Days (or such shorter time as is acceptable to the Trustee) in advance of the related Series Closing Date and upon delivery by ARG to the Trustee, and receipt by a Trust Officer of the Trustee, of the following:

            (a) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

            (b) a Series Supplement in form satisfactory to the Trustee executed by ARG and the Trustee and specifying the Principal Terms of such new Series;

            (c) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

            (d) written confirmation that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to such issuance;

            (e) an Officer's Certificate of ARG dated as of the applicable Series Closing Date to the effect that (i) no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Potential Amortization Event with respect to any Outstanding Series of Notes or Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not result in any breach of any of the terms,
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      conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which ARG is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which ARG is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all representations and warranties of ARG set forth in the Indenture and each Related Document with respect to each Outstanding Series of Notes are true and correct, without giving effect to any limitations contained therein excluding Related Documents relating solely to a Segregated Series, in all material respects (to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Series Closing Date, (iv) all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Series Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, (v) all conditions precedent provided in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (vi) if such new Series of Notes is a Segregated Series, the criteria used to select the Series-Specific Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

            (f) unless otherwise specified in the related Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date, substantially to the effect that:

                      (i) (x) the new Series of Notes will be treated as
            indebtedness for Federal income tax purposes and (y) the issuance of such Series will not adversely affect the Federal income tax characterization of the Outstanding Notes of any Series;

                     (ii) all conditions precedent provided for in this Base
            Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

                    (iii) (v) ARG is duly incorporated under the jurisdiction of its incorporation and has, or at
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            the time of execution and delivery had, the power and authority to execute and deliver the related Series Supplement, this Base Indenture and each other Related Document to which it is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) and to issue the new Series of Notes; (w) each of the Leasing Companies is duly formed in the jurisdiction of its formation and had the limited partnership power and authority to execute and deliver each of the Leasing Company Related Documents to which it is a party; (x) each of the Lessees is duly incorporated or formed, as the case may be, in the jurisdiction of its incorporation or formation, as the case may be, and had the corporate, limited partnership or limited liability company, as the case may be, power and authority to execute and deliver each of the Leasing Company Related Documents to which it is a party; (y) the general partner of each Leasing Company is duly organized under the jurisdiction of its organization and has, or at the time of execution and delivery, had the power and authority to execute and deliver each of the Leasing Company Related Documents to which it is a party; and (z) Republic, in its capacity as guarantor and servicer under each of the Leases, is duly incorporated in the jurisdiction of its incorporation and had the power and authority to execute and deliver the Leases and each other Leasing Company Related Document to which it is a party;

                     (iv) the related Series Supplement, this Base Indenture and each of the other Related Documents to which ARG is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) have been duly authorized, executed and delivered by ARG;

                      (v) each of the Leasing Company Related Documents have
            been duly authorized, executed and delivered by the Leasing Companies, the Lessees and Republic, as applicable;

                     (vi) the new Series of Notes has been duly authorized and
            executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of ARG entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws
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            affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                    (vii) this Base Indenture, the related Series Supplement and each of the other Related Documents to which ARG is a party (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) are legal, valid and binding agreements of ARG, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                   (viii) the Leasing Company Related Documents are legal, valid and binding agreements of the Leasing Companies, Lessees and Republic, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                     (ix) none of ARG and the Leasing Companies is, or is
            controlled by, an "investment company" within the meaning of, or is required to register as an "investment company" under, the Investment Company Act, and neither this Base Indenture and the related Series Supplement nor the Leasing Company Indentures are required to be registered under the Trust Indenture Act;

                      (x) the offer and sale of the new Series of Notes is not
            required to be registered under the Securities Act;

                     (xi) the Indenture and the related Series Supplement are
            effective to create a legal, valid and enforceable security interest in the Collateral and that such security interest constitutes a first, perfected security interest in the Collateral;

                    (xii) the assets of ARG will not be substantively
            consolidated with the assets of Republic or any Lessee in the event of the insolvency of
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            Republic or such Lessee;

                   (xiii) there does not exist any pending or threatened
            litigation which, if adversely determined, would materially and adversely affect the ability of ARG to perform its obligations under any of the Related Documents;

                    (xiv) there is no conflict with or violation of any court
            decree, injunction, writ or order applicable to ARG or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by ARG; and

                    (xv) such other matters as the Trustee may reasonably
            require.

            (g) executed counterparts of each of the Leasing Company Indentures and the other Leasing Company Related Documents, duly executed by the parties thereto;

            (h) evidence that each of the parties to the Related Documents (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against ARG, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

            (i) evidence of the grant by ARG to the Trustee of a first priority, perfected security interest in and to the Collateral;

            (j) evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that ARG has delivered the Leasing Company Notes, registered in the name of the Trustee, to the Trustee and has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in the Collateral for the benefit of the Secured Parties; and

            (k) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.
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Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by ARG.

            Section 2.3.  Series Supplement for Each Series.

            (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable:
(i) its name or designation, (ii) the aggregate principal amount of Notes of such Series, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the terms of any Enhancement, (viii) the Enhancement Provider, if any, (ix) whether the Notes may be issued in bearer form and any limitations imposed thereon, (x) the Series Termination Date, (xi) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xii) whether such Series of Notes shall have the benefit of Series-Specific Collateral and (xiii) any other relevant terms of such Series of Notes that do not (subject to Section 2.3(b) and Article 12 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes with respect to the issuance of such new Series (all such terms, the "Principal Terms" of such Series);

            (b) (i) A Series Supplement may specify that the related Series of Notes (each, a "Segregated Series") will have Collateral that is to be solely for the benefit of the Noteholders of such Segregated Series of Notes and any other Segregated Series of Notes specified in such Series Supplement (such Collateral being referred to as "Series-Specific Collateral"); provided, however, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to the issuance of such Segregated Series of Notes,
(y) ARG shall have delivered to the Trustee an Officer's Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the
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issuance of the Segregated Series of Notes, and (z) the applicable Series
Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in clause (ii) below.

                     (ii) In the event any Segregated Series of Notes is issued, the related Series Supplement will provide that (A) the Trustee will identify the Collateral for such Segregated Series of Notes such that (x) the Series-Specific Collateral will secure only the Segregated Series of Notes to which such Series-Specific Collateral is applicable and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Series-Specific Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising solely from the Series-Specific Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Series-Specific Collateral, (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee shall (x) establish and maintain a master collection account, and one or more segregated collection accounts, into which Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and the non-Segregated Series of Notes and
(y) hold its lien encumbering the non-Series-Specific Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Series-Specific Collateral for the benefit of the applicable Segregated Series of Notes), (D) the Noteholders of the Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Series Supplement, be entitled to direct the Trustee in writing to exercise the remedies under the Indenture solely on behalf of such Segregated Series of Notes, (E) separate monthly reports and other information will be furnished under the Indenture for the Series-Specific Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (F) separate notes secured by separate leases pertaining solely to the Series-Specific Collateral will be issued by the Leasing Companies and such separate leases will be executed and delivered by the Lessees and, if applicable, Republic, to the extent specified in the Series Supplement for such Segregated Series of Notes, (G) ARG will take such actions as are necessary to perfect the Trustee's interest on behalf of the Noteholders of such Series in the Series-Specific Collateral, (H) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will,
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among other things, provide for revisions to the terms "Aggregate Asset Amount",
"Collateral", "Leasing Company Related Documents", "Collection Account", "ARG Obligations", "Related Documents", "Secured Parties", "Aggregate Invested Amount", "Operating Lease Asset Amount", "Required Operating Lease Asset Amount" and "Requisite Investors" and such other terms as may be appropriate to reflect the creation of the Segregated Series, provided that any such amendment shall not have a material adverse effect on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent thereto (and, with respect to each Series, the Trustee may conclusively rely on an Officer's Certificate of ARG as sufficient evidence of such lack of a material adverse effect), (I) for purposes of the Segregated Series, terms that are defined both in the applicable Series Supplement and in Schedule I to the Base Indenture, shall for purposes of such Series Supplement and the Base Indenture as it relates to such Segregated Series, have the meanings assigned to them in such Series Supplement and (J) references herein to "all" or "each" Series of Notes or words of similar import (other than as specifically stated herein) shall be modified to refer to all or each Series of Notes other than any Segregated Series of Notes which may hereafter be issued.

            Section 2.4.  Execution and Authentication.

            (a) An Authorized Officer shall sign the Notes for ARG by manual or facsimile signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            (b) At any time and from time to time after the execution and delivery of this Indenture, ARG may deliver Notes of any particular Series executed by ARG to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

            (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer and the Luxembourg agent (the "Luxembourg Agent"), if such Notes are listed on the Luxembourg Stock Exchange. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to ARG to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee
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may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with ARG or an Affiliate of ARG. The Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Notes of a series issued under the within mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                          as Trustee

                                          Dated:

                                          By:
                                                Authorized Signatory

            (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

            (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by ARG, and ARG shall deliver such Note to the Trustee for cancellation as provided in Section
2.14 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by ARG, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

            Section 2.5.  Form of Notes.

            (a) Restricted Global Note. Any Series of Notes, or any class of such Series, to be issued in the United States will be in registered form and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter (i) to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("Rule 144A"), (ii) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (iii)
pursuant to an effective registration statement under the Securities Act or (iv) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction, and as provided in the applicable Series Supplement, and prior to any such initial sale, each such institutional accredited investor shall be deemed to have represented and agreed as follows:
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            (1) It is an institutional accredited investor within the meaning of
      Regulation D under the Securities Act and is acquiring the Notes for its own institutional account or for the account of an institutional accredited investor;

            (2) It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

            (3) It understands that the Notes will bear a legend substantially as set forth in Section 2.10; and

            (4) It acknowledges that the Trustee, ARG, any underwriter or placement agent for such Series of Notes, and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes for the account of one or more institutional accredited investors, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

            In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or ARG, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. Such Series of Notes shall, unless otherwise provided in the applicable Series Supplement, be issued

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in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Note"), substantially in the form set forth in the applicable Series Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by ARG and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

            (b) Temporary Global Note; Permanent Global Note. Any Series of Notes, or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S ("Regulation S") under the Securities Act and shall, unless otherwise provided in the applicable Series Supplement, initially be issued in the form of one or more temporary global Notes (each, a "Temporary Global Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by ARG and authenticated by the Trustee as provided in Section 2.4, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, or its successor, as operator of Euroclear, or at Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "Permanent Global Note") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Series Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note and the Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

            Section 2.6.  Registrar and Paying Agent.

            (a) ARG shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) appoint a paying agent ("Paying Agent") at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). ARG may appoint one or more co-registrars and one or more additional
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paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. ARG may change any Paying Agent or Registrar without prior notice to any Noteholder. ARG shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

            (b) ARG shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. ARG shall notify the Trustee in writing of the name and address of any such Agent. If ARG fails to maintain a Registrar or Paying Agent and a Trust Officer has actual knowledge of such failure, or if ARG fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, until ARG shall appoint a replacement Registrar and Paying Agent.

            Section 2.7.  Paying Agent to Hold Money in Trust.

            (a) ARG will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                      (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                     (ii) give the Trustee written notice of any default by ARG (or any other obligor under the Notes) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

                    (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                     (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

                      (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            (b) ARG may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to ARG on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to ARG for payment thereof (but only to the extent of the amounts so paid to ARG), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of ARG cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to ARG. The Trustee may also adopt and employ, at the expense of ARG, any other reasonable means of notification of such repayment.

            Section 2.8.  Noteholder List.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, ARG shall furnish to the

Trustee at least seven Business Days before each Distribution Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

            Section 2.9.  Transfer and Exchange.

            (a) When Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to ARG and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions:

                  (i) Transfer of Restricted Global Notes.

                  (A) if such Note is being acquired for the account of such
            Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto); or

                  (B) if such Note is being transferred to a qualified
            institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, (i) a certification to that effect (in substantially the form of Exhibit A-1 hereto) and (ii) each such transferee of such Note shall be deemed to have represented and agreed as follows:

                        (1) It is a qualified institutional buyer as defined in
                  Rule 144A and is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer;

                        (2) It understands that the Notes purchased by it will
                  be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

                        (3) It understands that the Notes will bear a legend
                  substantially as set forth in Section 2.10; and

                        (4) It acknowledges that the Registrar, ARG, each
                  underwriter or dealer for such Series of Notes, and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

            In addition, such transferee shall be responsible for providing additional information or certification, as shall be reasonably requested by the Registrar, ARG or any underwriter or dealer for such Series of Notes, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes; or

                  (C) if such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S, a certification to that effect (in substantially the form of Exhibit A-1 hereto); or

                  (D) if such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-1 hereto) and an opinion of counsel in form and substance acceptable to ARG and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                     (ii) Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit B to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit C from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the "Exchange Date"), for interests in a Permanent Global Note. To effect such exchange ARG shall execute and the Trustee shall authenticate and deliver to Euroclear or Cedel, as applicable, for credit to the respective accounts of the holders of Notes, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in the Temporary Global Note initially exchanged for interests in the Permanent Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by ARG and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Global Note or the Permanent Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of Notes purchased by ARG or upon any repayment of the principal amount represented thereby or any payment of interest in respect of such Notes.

                  (iii) Restricted Global Note to Temporary Global Note During the Restricted Period. If, prior to the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Temporary Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Temporary Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Global Note. Upon receipt by the Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Registrar to credit or cause to be credited a beneficial interest in the Temporary Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit A-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Temporary Global Note equal to the reduction in the principal amount of the Restricted Global Note.

                     (iv) Restricted Global Note to Permanent Global Note After the Exchange Date. If, after the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Permanent Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Permanent Global Note. Upon receipt by the Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Registrar to credit or cause to be credited a beneficial interest in the Permanent Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit A-3 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S or Rule 144A, the Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Permanent Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Permanent Global Note equal to the reduction in the principal amount of the Restricted Global Note.

                      (v) Temporary Global Note to Restricted Global Note. If a holder of a beneficial interest in the Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Registrar of (1) instructions from Euroclear or Cedel or DTC, as the case may be, directing the Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Temporary Global Note after the Exchange Date, information regarding the agent member's account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Temporary Global Note for an interest in the Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Global Note reasonably believes that the Person acquiring such interest in the Restricted Global Note is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the Registrar, as the case may be, shall instruct DTC to reduce the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be exchanged or transferred, and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Temporary Global Note.

                     (vi) Permanent Global Note to Restricted Global Note. Interests in the Permanent Global Note may not be transferred for interests in the Restricted Global Note.

                    (vii) Other Transfers or Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to Section 2.18 hereof, or Definitive Notes are otherwise issued pursuant to the related Series Supplement, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses
      (i) through (vi) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by ARG and the Trustee.

            (b) Except as otherwise provided in Section 2.16(d), the Trustee or the Registrar shall not register the exchange of interests in a Global Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Distribution Date.

            (c) ARG or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes). No service charge shall be made for any such transaction.

            (d) To permit registrations of transfers and exchanges, ARG shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require.

            (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of ARG, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            (f) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and ARG may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor ARG shall be affected by notice to the contrary.

            (g) Notwithstanding any other provision of this Section 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by ARG or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.9.

            (h) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to ARG upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

            (i) By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt "prohibited transaction" under Section 406(a) of ERISA or Section 4975 of Code.

            Section 2.10.  Legending of Notes.

            Unless otherwise provided for in a Series Supplement and except as permitted by the following sentence, in addition to any legend required by
Section 2.16, each Note shall bear a legend in substantially the following form:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF ARG FUNDING CORP. (THE "ISSUER") THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

            Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to ARG and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by ARG that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of ARG, shall authenticate and deliver a Note that does not bear such legend.

            Section 2.11.  Replacement Notes.

            (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold ARG and the Trustee harmless and provided that the requirements of Section 8-405 of the UCC (which generally permit ARG to impose reasonable requirements) are met, ARG shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, ARG may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original

Note, ARG and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by ARG or the Trustee in connection therewith.

            (b) Upon the issuance of any replacement Note under this Section 2.11, the Registrar, the Trustee or ARG may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

            (c) Every replacement Note issued pursuant to this Section 2.11 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            (d) The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 2.12.  Treasury Notes.

            In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by ARG or any Affiliate of ARG (other than as set forth in the related Series Supplement) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer of the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

            Section 2.13.  Temporary Notes.

            (a) Pending the preparation of Definitive Notes, ARG may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

            (b) If temporary Notes are issued pursuant to Section 2.13(a) above, ARG will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of ARG to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, ARG shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

            Section 2.14.  Cancellation.

            ARG may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which ARG may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. ARG may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures unless by a written order, signed by two Authorized Officers and received by a Trust Officer of the Trustee in a timely fashion, ARG shall direct that cancelled Notes be returned to it.

            Section 2.15.  Principal and Interest.

            (a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 6.1.

            (b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with
Section 6.1.

            (c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record

Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

            (d) If ARG defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of ARG, cease to be payable to the Persons who were Noteholders of such Series at the applicable Record Date and ARG shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. ARG shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, ARG (or the Trustee, in the name of and at the expense of ARG) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

            Section 2.16.  Book-Entry Notes.

            (a) For each Series of Notes to be issued in registered form, ARG shall duly execute, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially, unless otherwise provided in the applicable Series Supplement, one or more Global Notes that shall be registered on the Note Register in the name of a Clearing Agency or such Clearing Agency's nominee. Each Global Note registered in the name of DTC or its nominee shall bear a legend substantially to the following effect:

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ARG FUNDING CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

            So long as the Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by ARG, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent ARG, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as between the Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

            (b) Subject to Section 2.9(g), the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the agent members of Euroclear or Cedel (which shall only occur in the case of the Temporary Global Note and the Permanent Global Note). Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by ARG, the Trustee, any Agent and any agent of ARG or the Trustee as the owner of such Global Note for all purposes whatsoever.

            (c) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

            (d) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4(b). Subject to the provisions of Section 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by ARG with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

            (e) Unless and until definitive, fully registered Notes ("Definitive Notes") have been issued to Note Owners with respect to any Series of Notes pursuant to Section 2.18 or the applicable Series Supplement:

                      (i) the provisions of this Section 2.16 shall be in full force and effect;

                     (ii) the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of such Note Owners;

                    (iii) to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;

                     (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of such Series of Notes evidencing a specified percentage of the Outstanding principal amount of such Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Notes and has delivered such instructions to the Trustee; and

                      (v) the rights of such Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.18, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on such Series of Notes to such Clearing Agency Participants.

            Section 2.17.  Notices to Clearing Agency.

            Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18 or the applicable Series Supplement, the Trustee and ARG shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

            Section 2.18.  Definitive Notes.

            (a) Conditions for Issuance. Interests in a Restricted Global Note or Permanent Global Note deposited with DTC or a custodian of DTC pursuant to
Section 2.5 shall be transferred to the beneficial owners thereof in the form of definitive registered Notes only if such transfer complies with Section 2.9 and
(x) DTC notifies ARG that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a "clearing agency" registered under the Exchange Act, and, in either case, a successor depositary so registered is not appointed by ARG within 90 days of such notice or (y) ARG determines that the Restricted Global Note or Permanent Global Note with respect to the relevant Series of Notes shall be exchangeable for definitive registered Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such Global Notes or the category of Definitive Notes represented thereby or (z) any Note Owner or Noteholder, purchaser or transferee of a beneficial interest in a Restricted Global Note or a Permanent Global Note requests the same in the form of a Definitive Note and ARG, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Note Owner, Noteholder, purchaser or transferee), ARG will deliver Notes in definitive registered form, without interest coupons, in exchange for the Restricted Global Notes or the Permanent Global Notes or, in the case of an exchange or transfer described in clause (y) or (z) above, in exchange for the applicable beneficial interest in one or more Global Notes. Definitive registered Notes shall be issued without coupons in minimum denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof, subject to compliance with all applicable legal and regulatory requirements.

            (b) Issuance. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this
Section 2.18, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC or the custodian for DTC to the office or agency of the Registrar located in the Borough of Manhattan, the City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. If interests in any Permanent Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this
Section 2.18, such Permanent Global Note shall be surrendered by DTC or the custodian for DTC to the Registrar or its agent located in London to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; provided, that in the case of an interest in a Restricted Global Note, no such interest will be transferred except upon (i) delivery of a certificate substantially in the form of Exhibit A-1 hereto and (ii) compliance with the conditions set forth in Section 2.9. The Definitive Notes transferred pursuant to this Section 2.18 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the related Series Supplement, and Definitive Notes shall be registered in such names as DTC shall direct in writing. The Registrar shall have at least 30 days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any Definitive Note delivered in exchange for an interest in a Restricted Global Note or Permanent Global Note shall, except as otherwise provided by Section 2.10, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.10. ARG will promptly make available to the Registrar a reasonable supply of Definitive Notes. ARG shall bear the costs and expenses of printing or preparing any Definitive Notes.

            (c) Transfer of Definitive Notes. Subject to the terms of this Indenture, the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Registrar for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to ARG and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit A-1 hereto. In exchange for any Definitive Note properly presented for transfer, ARG shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, ARG shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither ARG nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

            Section 2.19.  Tax Treatment.

            ARG has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of ARG and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of ARG. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

            Section 2.20. CUSIP Numbers.

            ARG may use "CUSIP" numbers in respect of any Series of Notes (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption in respect of such Series of Notes as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers. ARG will promptly notify the Trustee of any change in any such "CUSIP" numbers.


                         ARTICLE 3.     SECURITY

            Section 3.1.  Grant of Security Interest.

            (a) To secure the ARG Obligations, ARG hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders (the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of ARG's right, title and interest in and to all of the following assets, property and interests in property, whether now or hereafter existing, acquired or created (all of such right, title and interest being referred to as the "Collateral"):

                      (i) the Leasing Company Notes and the Leasing Company Indentures, including, without limitation, all monies due and to become due to ARG from any Leasing Company under or in connection with the Leasing Company Notes or the Leasing Company Indentures, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the provisions of the Leasing Company Indentures or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of ARG against any other party under or with respect to the Leasing Company Notes or the Leasing Company Indentures (whether arising pursuant to the terms of such Leasing Company Notes or the Leasing Company Indentures or otherwise available to ARG at law or in equity), the right to enforce any of the Leasing Company Indentures as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Leasing Company Indentures or the obligations of any party thereunder;

                     (ii) the Leasing Company Related Documents, including, without limitation, all monies due and to become due to ARG thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Leasing Company Related Documents or otherwise, and all rights, remedies, powers, privileges and claims of ARG against any other party under or with respect to the Leasing Company Related Documents (whether arising pursuant to the terms of such Leasing Company Related Document or otherwise available to ARG at law or in equity), the right to enforce any of the Leasing Company Related Documents as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Leasing Company Related Documents or the obligations of any party thereunder;

                    (iii) all right, title and interest of ARG in, to and under the Receivables Trust Agreement, the Beneficial Interest and the right to receive all distributions and payments pursuant thereto and in respect thereof;

                     (iv) (a) the Collection Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Collection Account or any subaccount thereof (including income thereon);

                      (v) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by ARG or by anyone on its behalf; and

                     (vi) all proceeds, products, rents or profits of any and all of the foregoing.

            (b) To secure the ARG Obligations, ARG hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Receivables Trustee under the Receivables Trust Agreement, in exchange for the Beneficial Interest, of all ARG's right, title and interest in, to the Note Payment Rights.

            (c) The foregoing grant is made in trust to secure the ARG Obligations and to secure compliance with the provisions of this Indenture and any Series Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement) or distinction.

            Section 3.2.  Certain Rights and Obligations of ARG Unaffected.

            (a) Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties, ARG shall nevertheless be permitted, subject to the Trustee's right to revoke such permission in the event of an Amortization Event and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given in the normal course of business (which does not include waivers of defaults under, or consent to amendments or modifications of, any of the Leasing Company Related Documents) to any Person by the specific terms of the Leasing Company Related Documents.

            (b) The grant of the security interest in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve ARG from the performance of any term, covenant, condition or agreement on ARG's part to be performed or observed under or in connection with any of the Leasing Company Related Documents or from any liability to any Person thereunder or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on ARG's part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of ARG or from any breach of any representation or warranty on the part of ARG. ARG hereby agrees to indemnify and hold harmless the Trustee and each Noteholder (including, in each case, their respective assigns, directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of ARG or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by the Trustee and any of the Noteholders in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee or a Noteholder which constitutes negligence or willful misconduct by the Trustee, such Noteholder or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture or any Series Supplement.

            Section 3.3.  Performance of Leasing Company Related Documents.

            Upon the occurrence of a Leasing Company Amortization Event, promptly following a request from the Trustee to do so and at ARG's expense, ARG agrees to take all such lawful action as permitted under this Indenture as is reasonably necessary or as the Trustee may request to compel or secure the performance and observance by the related Leasing Company or any other party to any of the Leasing Company Related Documents to which such Leasing Company is a party of its obligations to ARG, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to ARG to the extent and in the manner as is reasonably necessary or as directed by the Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Leasing Company (or such other party to any such Leasing Company Related Document) of their respective obligations thereunder. If (i) ARG shall have failed, within 30 days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee,
(ii) ARG refuses to take any such action or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may take such previously directed action and any related action permitted under this Indenture which the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct ARG to take such action), on behalf of ARG and the Secured Parties.

            Section 3.4.  Stamp, Other Similar Taxes and Filing Fees.

            ARG shall indemnify and hold harmless the Trustee and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. ARG shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or reasonably determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

                           ARTICLE 4.       REPORTS

            Section 4.1.  Agreement of ARG to Provide Reports and Instructions.

            (a) Daily Reports. On each Business Day commencing on the Initial Closing Date, ARG shall prepare and maintain, or cause to be prepared and maintained, at the office of ARG a record (each, a "Daily Report") setting forth the aggregate of the amounts deposited in the Collection Account on the immediately preceding Business Day.

            (b) Monthly Noteholders' Statement. On or before each Distribution Date, ARG shall furnish to the Trustee and the Paying Agent a monthly statement (a "Monthly Noteholders' Statement") with respect to each Series of Notes, substantially in the form provided in the Series Supplement with respect to such Series.

            (c) Instructions as to Withdrawals and Payments. ARG will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other accounts specified in a Series Supplement and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.

            (d) Pursuant to the Lease and the Master Collateral Agency Agreement, the Servicer may act on behalf of ARG hereunder. The Noteholders by their acceptance of the Notes consent to such actions by the Servicer.

        ARTICLE 5.        ALLOCATION AND APPLICATION OF COLLECTIONS

            Section 5.1.  Collection Account.

            (a) Establishment of Collection Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Collection Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then the Trustee shall, within 30 days of such reduction, establish a new Collection Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. If the Collection Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with The Bank of New York.

            (b) Establishment of Additional Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or Administrative Subaccounts to facilitate the proper allocation of Collections in accordance with the terms of such Series Supplement.

            (c) Administration of the Collection Account. ARG shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Collection Account (including any administrative subaccounts thereof) at all times in Permitted Investments selected by ARG (by standing instructions or otherwise); provided, however, that except as provided in any Series Supplement, any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested, except for any Permitted Investment held in the Collection Account (including any administrative subaccounts thereof) which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Collection Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Trustee pending maturity or disposition; (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee pending maturity or disposition. The Trustee shall, at the expense of ARG, take such action as is required to maintain the Trustee's security interest in the Permitted Investments credited to the Collection Account. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. Neither ARG nor the Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

            (d) Earnings from Collection Account. Subject to the restrictions set forth above, ARG shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Collection Account and (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

            Section 5.2.  Collections and Allocations.

            (a) Collections in General. Until this Indenture is terminated pursuant to Section 11.1, ARG shall, and the Trustee is authorized to, cause all Collections due and to become due to ARG or the Trustee, as the case may be, to be paid directly into the Collection Account at such times as such amounts are due. ARG agrees that if any such monies, instruments, cash or other proceeds shall be received by ARG in an account other than the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by ARG with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by ARG for, and immediately paid over to, but in any event within two Business Days from receipt, the Trustee with any necessary endorsement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 5.

            (b) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution or qualified corporate trust department pursuant to Section 5.1(a), ARG shall deposit or cause to be deposited all Collections as set forth in
Section 5.2(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

            (c) Sharing Collections. In the manner described in the related Series Supplement, to the extent that Principal Collections that are allocated to any Series are not needed to make payments to Noteholders of such Series or required to be deposited in a reserve account or a Distribution Account for such Series, such Principal Collections may, at the direction of ARG, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such Principal Collections were initially allocated.

            (d) Unallocated Principal Collections. If, after giving effect to
Section 5.2(c), Principal Collections allocated to any Series are in excess of the amount required to be paid in respect of such Series, then any such excess Principal Collections shall be allocated to ARG or such other party as may be entitled thereto as set forth in any Series Supplement.

            Section 5.3.  Determination of Monthly Interest.

            Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

            Section 5.4.  Determination of Monthly Principal.

            Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

            Section 5.5.  Paired Series.

            To the extent provided in a Series Supplement, any Series of Notes may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders of the Series paired to the Paired Series, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such prefunded Paired Series will be released and paid to ARG or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by ARG and, in either case, the invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series paired to the Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Series Supplement.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]

        ARTICLE 6.          DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

            Section 6.1.  Distributions in General.

            (a) Unless otherwise specified in the applicable Series Supplement, on each Distribution Date with respect to each Outstanding Series, (i) the Trustee or the Paying Agent shall deposit (in accordance with the Monthly Noteholders' Statement delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Series Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

            (b) Unless otherwise specified in the applicable Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder's pro rata share of the aggregate principal amount of the Notes of such Series held by such Noteholder; provided, however, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

            (c) Unless otherwise specified in the applicable Series Supplement, amounts distributable to a Noteholder pursuant to this Section 6.1 shall be payable by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Trustee or the Paying Agent from the Distribution Account no later than 10:00 a.m. (New York City time) for credit to the account designated by such Clearing Agency or its nominee, as applicable.

            (d) Unless otherwise specified in the applicable Series Supplement
(i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

            (e) All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Cedel shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit B. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by ARG and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

            Section 6.2.  Optional Repurchase of Notes.

            On any Distribution Date occurring on or after the date on which the Invested Amount of any Series or class of such Series is equal to or less than the Repurchase Amount (if any) for such Series or class set forth in the Series Supplement related to such Series, or at such other time or in such other manner otherwise provided for in the Series Supplement relating to such Series, ARG shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) equal to (unless otherwise specified in the related Series Supplement) the Invested Amount of such Series on such Distribution Date, plus accrued and unpaid interest on the unpaid principal balance of the Notes of such Series (calculated at the Note Rate of such Series) through the day immediately prior to the date of such purchase plus, if provided for in the related Series Supplement, any premium payable at such time. Unless otherwise specified in the related Series Supplement, ARG shall give the Trustee at least 30 days' prior written notice of the date on which ARG intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on such Distribution Date or other date, an amount of the purchase price equal to the Invested Amount of all Notes of such Series on such Distribution Date or other date and the amount of accrued and unpaid interest with respect to such Notes and any applicable premium will be deposited into the Distribution Account for such Series in immediately available funds. The funds deposited into such Distribution Account or distributed to the Trustee or the Paying Agent will be passed through in full to the Noteholders of such Series on such Distribution Date or other date.

            Section 6.3.  Monthly Noteholders' Statement.

            Unless otherwise specified in the related Series Supplement, on each Distribution Date, the Trustee or the Paying Agent shall forward to each Noteholder of record of each Outstanding Series the Monthly Noteholders' Statement with respect to such Series, with a copy to the Rating Agencies and each Enhancement Provider with respect to such Series.

            Section 6.4.  Annual Noteholders' Tax Statement.

            Unless otherwise specified in the related Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2000, the Trustee or the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by or on behalf of ARG containing the information which is required to be contained in the Monthly Noteholders' Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as ARG deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an "Annual Noteholders' Tax Statement"). Such obligations of ARG to prepare and the Trustee or the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Paying Agent pursuant to any requirements of the Code as from time to time in effect.


            ARTICLE 7.           REPRESENTATIONS AND WARRANTIES

            ARG hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:

            Section 7.1.  Existence and Power.

            ARG (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

            Section 7.2.  Corporate and Governmental Authorization.

            The execution, delivery and performance by ARG of this Indenture, the related Series Supplement and the other Related Documents to which it is a party (other than any Related Document relating solely to a Segregated Series)
(a) are within ARG's corporate powers, have been duly authorized by all necessary corporate action and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of ARG or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon ARG or any of its Assets or result in the creation or imposition of any Lien on any Asset of ARG, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which ARG is a party (other than any Related Document relating solely to a Segregated Series) have been executed and delivered by a duly authorized officer of ARG.

            Section 7.3.  Binding Effect.

            This Indenture and each other Related Document (other than any Related Document relating solely to a Segregated Series) are legal, valid and binding obligations of ARG enforceable against ARG in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

            Section 7.4.  Financial Information; Financial Condition.

            All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by ARG to the Trustee pursuant to
Section 8.3 have been and will be prepared in accordance with GAAP applied on a consistent basis (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

            Section 7.5.  Litigation.

            There is no action, suit or proceeding pending against or, to the knowledge of ARG, threatened against ARG before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance or condition (financial or otherwise) of ARG or which in any manner draws into question the validity or enforceability of this Indenture, any Series Supplement or any other Related Document (other than any Related Document relating solely to a Segregated Series) or the ability of ARG to perform its obligations hereunder or thereunder.

            Section 7.6.  No ERISA Plan.

            ARG has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

            Section 7.7.  Tax Filings and Expenses.

            ARG has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of ARG, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by ARG, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. ARG has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign corporation authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

            Section 7.8.  Disclosure.

            All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of ARG pursuant to any provision of this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document (other than any Related Document relating solely to a Segregated Series), shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by ARG made on the date the same are furnished to the Trustee to the effect specified herein.

            Section 7.9.  Investment Company Act; Securities Act.

            ARG is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the related Series

Supplement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

            Section 7.10.  Regulations T, U and X.

            The proceeds of the Notes will not be used to purchase or carry any "margin stock" (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). ARG is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

            Section 7.11.  No Consent.

            No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any Supplement or for the performance of any of ARG's obligations hereunder or thereunder or under any other Related Document (other than any Related Document relating solely to a Segregated Series) other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by ARG prior to the Initial Closing Date or as contemplated in Section 7.14.

            Section 7.12.  Solvency.

            Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, ARG is solvent within the meaning of the Bankruptcy Code and ARG is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to ARG.

            Section 7.13.  Ownership; Subsidiary.

            All of the issued and outstanding shares of capital stock of ARG is owned by Republic, all of which capital stock has been validly issued, is fully paid and non-assessable and is owned of record by such corporation. ARG has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

            Section 7.14.  Security Interests.

            (a) Each of the Leasing Company Notes is registered in the name of the Trustee and has been delivered to the Trustee.

All other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Trustee's security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

            (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing ARG as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by ARG in favor of the Trustee in connection with this Indenture.

            (c) This Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien will be prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from ARG in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

            (d) Except for a change made pursuant to Section 8.20, ARG's principal place of business and chief executive office shall be at, and the place where its records concerning the Collateral are kept is at: 7700 France Avenue South, Minneapolis, Minnesota. ARG does not transact, and has not transacted, business under any other name.

            (e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

            Section 7.15.  Leasing Company Related Documents.

            Each of the Leasing Company Indentures, Leasing Company Notes and Leases is in full force and effect and there are no outstanding Leasing Company Amortization Events or Potential Leasing Company Amortization Events thereunder.

            Section 7.16.  Non-Existence of Other Agreements.

            As of the date of the issuance of the first Series of Notes, other than as permitted by Section 8.23 and Section 8.25 hereof (i) ARG is not a party to any contract or agreement of any kind or nature and (ii) ARG is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

            Section 7.17.  Other Representations.

            All representations and warranties of ARG made in each Related Document (other than any Related Document relating solely to a Segregated Series) to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein (except to the extent such representations and warranties relate to an earlier date, in which event, such representations and warranties are repeated herein as of such earlier date).


                      ARTICLE 8.       COVENANTS

            Section 8.1.  Payment of Notes.

            ARG shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

            Section 8.2.  Maintenance of Office or Agency.

            ARG will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon ARG in respect of the Notes and this Indenture may be served, and where, at any time when ARG is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. ARG will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time ARG shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            ARG may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. ARG will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            ARG hereby designates the Corporate Trust Office of the Trustee as one such office or agency of ARG.

            Section 8.3.  Information.

            ARG will deliver or cause to be delivered to the Trustee:

            (a) promptly upon receipt by ARG, a copy of any notice, financial information, certificates, statements, reports and other materials delivered by any Leasing Company to ARG pursuant to the related Leasing Company Indenture;

            (b) from time to time such additional information regarding the financial position, results of operations or business of any Leasing Company, any Lessee or Republic as the Trustee may reasonably request to the extent that such Leasing Company, Lessee or Republic, as the case may be, delivers such information to ARG pursuant to any Leasing Company Indenture; and

            (c) on the Distribution Date occurring in March, June, September and December, commencing on the Distribution Date in March 1999, a certificate of an officer of ARG that, except as provided in any certificate delivered in accordance with Section 8.10, no Amortization Event, Leasing Company Amortization Event, Lease Event of Default or (to the best of such officer's knowledge) Potential Amortization Event, Potential Leasing Company Amortization Event or Potential Lease Event of Default has occurred or is continuing.

            Section 8.4.  Payment of Obligations.

            ARG will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP applied on a consistent basis, reserves as appropriate for the accrual of any of the same.

            Section 8.5.  Rule 144A Information Requirement.

            For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, ARG covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder in connection with any sale thereof and any prospective purchaser of

Notes from such Noteholder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

            Section 8.6.  Conduct of Business and Maintenance of Existence.

            ARG will maintain its existence as a corporation validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of ARG.

            Section 8.7.  Compliance with Laws.

            ARG will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance or properties of ARG or its ability to carry out the transactions contemplated in this Indenture and each other Related Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of ARG.

            Section 8.8.  Inspection of Property, Books and Records.

            ARG will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP applied on a consistent basis; and will permit the Trustee, and/or any Person designated by the Trustee, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

            Section 8.9.  Compliance with Related Documents.

            ARG will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party, subject to the grace periods set forth therein, and will not take any action which would permit any Leasing Company to have the right to refuse to perform any of its obligations under the Leasing Company Related Documents to which it is a party or any Lessee or, if applicable, Republic to have the right to refuse to perform any of its obligations under the Leasing Company Related Documents to which it is a party.

            Section 8.10.  Notice of Defaults.

            (a) Promptly (and in any event within five Business Days) upon becoming aware of any Potential Amortization Event, Amortization Event, Leasing Company Amortization Event, Potential Leasing Company Amortization Event, Lease Event of Default or Potential Lease Event of Default, ARG shall give the Trustee and the Rating Agencies written notice thereof, together with a certificate of an Authorized Officer of ARG setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by ARG; and

            (b) Promptly upon becoming aware of any default under any Related Document, ARG shall give the Trustee and the Rating Agencies written notice thereof.

            Section 8.11.  Notice of Material Proceedings.

            Promptly upon becoming aware thereof, ARG shall give the Trustee and Moody's written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting ARG which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of ARG or the ability of ARG to perform its obligations under this Indenture or under any other Related Document to which it is a party.

            Section 8.12.  Further Requests.

            ARG will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby.

            Section 8.13.  Further Assurances.

            (a) ARG shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as is required or as the Trustee or the Required Noteholders of any Outstanding Series of Notes reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. If any amount payable under or in connection with any of the Collateral (other than the Leasing Company Notes) shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and physically delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this Section 8.13(a), ARG shall take all actions that are required to maintain the security interest of the Trustee in the Collateral as a perfected security interest subject to no prior Liens, including, without limitation, filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If ARG fails to perform any of its agreements or obligations under this Section 8.13(a), the Trustee may (but shall not be required to) itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by ARG upon the Trustee's demand therefor; provided, however, prior to taking any such action, the Trustee shall give notice of such intention to ARG and provide ARG with a reasonable opportunity to take such action itself. ARG also hereby acknowledges that the Trustee has the right but not the obligation to file any such financing statement or continuation statement without the signature of ARG to the extent permitted by applicable law.

            (b) ARG will warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

            (c) If so requested by Noteholders holding 10% or in excess of 10% of the aggregate Invested Amount of any Series of Notes (excluding for the purposes of making the foregoing calculation, any Notes held by Republic or any Affiliate of Republic (other than an Affiliate Issuer)), ARG will provide, no more frequently than annually and, without the request of Noteholders, six months prior to the fifth anniversary of the date hereof, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

            Section 8.14.  Liens.

            ARG will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) Permitted Liens.

            Section 8.15.  Other Indebtedness.

            ARG will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Related Document.

            Section 8.16.  Mergers.

            ARG will not merge or consolidate with or into any other Person.

            Section 8.17.  Sales of Assets.

            ARG will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that if such Assets constitute Collateral the proceeds received by ARG are paid directly to the Collection Account or deposited by ARG into the Collection Account within two Business Days after receipt thereof by ARG.

            Section 8.18.  Acquisition of Assets.

            ARG will not acquire, by long-term or operating lease or otherwise, any Assets except in accordance with the terms of the Related Documents.

            Section 8.19.  Dividends, Officers' Compensation, etc.

            ARG will not (i) declare or pay any distributions on any of its shares of capital stock or make any purchase, redemption or other acquisition of, any of its shares of capital stock; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing or would result therefrom, ARG may declare and pay distributions out of earnings or capital surplus computed in accordance with GAAP applied on a consistent basis or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings or capital surplus computed in accordance with GAAP applied on a consistent basis.

            Section 8.20.  Name; Principal Office.

            ARG will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without thirty (30) days' prior written notice to the Trustee nor (b) change its name without prior written notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Collateral pursuant to this Indenture. In the event that ARG desires to so change its office or change its name, ARG will make any required filings and prior to actually changing its office or its name ARG will deliver to the Trustee (i) an Officers' Certificate and (except with respect to a change of the location of ARG's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral in respect of the new office or new name of ARG and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

            Section 8.21.  Organizational Documents.

            ARG will not amend any of its organizational documents, including its certificate of incorporation or by-laws, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes will be met.

            Section 8.22.  Investments.

            ARG will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Subordinated Note or as permitted by the Related Documents and with respect to Permitted Investments; provided, however that upon the occurrence and during the continuance of an Amortization Event, ARG shall not advance any additional amounts under the Subordinated Note. In addition, without limiting the generality of the foregoing, ARG will not cause the Trustee to make any Permitted Investments on ARG's behalf that would have the effect of causing ARG to be an "investment company" within the meaning of the Investment Company Act.

            Section 8.23. No Other Agreements; Approvals under Leasing Company Related Documents.

            (a) ARG will not (i) enter into or be a party to any agreement or instrument other than any Related Document or any documents related to any Enhancement or documents and agreements incidental thereto or entered into as contemplated in Section 8.25 or 8.28 or
(ii) except as provided for in Section 8.23(b), 12.1 or 12.2, amend, modify or waive any provision of any Related Document to which it is a party.

            (b) ARG will not give any approval or consent or permission provided for in any Leasing Company Related Document without the consent of the Requisite Investors, except as permitted in Section 3.2(a); provided that, notwithstanding the foregoing, without the consent of the Required Noteholders of each Outstanding Series of Notes, ARG will not consent to (i) any amendment, modification or waiver of any provision of any Leasing Company Related Document (other than any amendment permitted under Section 12.1 of any Leasing Company Base Indenture), (ii) any modification of the minimum depreciation rate specified under Section 24.18 of each Lease or (iii) the grant of any waivers of an Amortization Event with respect to any Leasing Company Note under Section 9.4 of the related Leasing Company Base Indenture; provided further that, ARG will take such action under Section 9.6 (a), (b), (c), or (d) of any Leasing Company Indenture at the direction of the Required Noteholders of any Outstanding Series of Notes.

            Section 8.24.  Other Business.

            ARG will not engage in any business or enterprise or enter into any transaction other than the acquisition and funding of the Leasing Company Notes, the related exercise of its rights under the Leasing Company Related Documents, the making of loans to [Republic] pursuant to the Subordinated Note in accordance with Section 8.22, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing (including transactions contemplated in Sections 8.23 and 8.25).

            Section 8.25.  Use of Proceeds of Notes.

            ARG shall use the proceeds of Notes solely for one or more of the following purposes: (a) to acquire and fund the Leasing Company Notes in accordance with the Leasing Company Indentures; (b) to pay amortizing Notes when due or to prepay Notes, in accordance with this Indenture; or (c) to make loans pursuant to the Subordinated Note in accordance with Section 8.22.

            Section 8.26.  Maintenance of Separate Existence.

            ARG will do all things necessary to maintain its corporate existence separate and apart from that of Republic or any Affiliate of Republic including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate books and records; (ii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (iii) not (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by any of its Affiliates, (C) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate; (iv) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (v) maintaining its financial records and books of account separate and apart from those of any other Person; (vi) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (vii) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (viii) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (ix) allocating, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (x) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving ARG, Republic or any Affiliate of Republic, to substantively consolidate ARG with Republic or such Affiliate of Republic; (xi) remaining solvent and (xii) conducting all of its business (whether written or oral) solely in its own name. ARG acknowledges its receipt of a copy of those certain opinion letters issued by Mayer, Brown & Platt dated the date of issuance of the initial Series of Notes addressing the issue of substantive consolidation as it may relate to Republic, the Lessees and ARG and the characterization of the Operating Leases as "true leases". ARG hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to ARG. On an annual basis, commencing February 26, 2000, ARG will provide to the Rating Agencies and the Trustee an Officer's Certificate certifying that it is in compliance with its obligations under this Section 8.25.

            Section 8.27.  No ERISA Plan.

            ARG will not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

            Section 8.28.  Additional Leasing Companies.

            ARG will not acquire an Additional Leasing Company Note issued under an Additional Leasing Company Indenture, as supplemented by an Additional Leasing Company Series Supplement, from an Additional Leasing Company without complying with the provisions of this Section 8.28. If ARG desires to acquire an Additional Leasing Company Note issued under an Additional Leasing Company Indenture, as supplemented by an Additional Leasing Company Supplement, from an Additional Leasing Company, ARG shall deliver the following to the Trustee:

            (a) such Additional Leasing Company Indenture and Additional Leasing Company Supplement, in substantially the form of the existing Leasing Company Indentures or otherwise in form and substance satisfactory to the Required Noteholders of each Outstanding Series of Notes, duly executed by such Additional Leasing Company and the Additional Leasing Company Trustee;

            (b) the original Counterpart No. 1 of the Additional Leasing Company Lease securing such Additional Leasing Company Indenture, as supplemented by such Additional Leasing Company Supplement, in substantially the form of the existing Leases or otherwise in form and substance satisfactory to the Required Noteholders of each Outstanding Series of Notes, duly executed by such Additional Leasing Company, the Additional Leasing Company Lessee and Republic, as guarantor and servicer;

            (c) such Additional Leasing Company Note, in substantially the form of the existing Leasing Company Notes or otherwise in form and substance satisfactory to the Required Noteholders of each Outstanding Series of Notes, duly executed by such Additional Leasing Company and duly authenticated by the Additional Leasing Company Trustee and registered in the name of the Trustee;

            (d) an Additional Leasing Company Receivables Trust Agreement, in substantially the form of the existing Leasing Company Receivable Trust Agreements or otherwise in form and substance satisfactory to the Required Noteholders of each Outstanding Series of Notes, duly executed by such Additional Leasing Company and duly authenticated by the Additional Leasing Company Trustee and registered in the name of the Trustee;

            (e) evidence to the effect that such Additional Leasing Company and the Additional Leasing Company Lessee shall have become parties to the Master Collateral Agency Agreement in accordance with the Master Collateral Agency Agreement;

            (f) evidence that the Master Collateral Agent shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program under which Program Vehicles will be purchased or financed by such Additional Leasing Company, duly executed by the Additional Leasing Company Lessee, the Additional Leasing Company, the Master Collateral Agent and each applicable Manufacturer;

            (g) evidence that the Master Collateral Agent shall have received a copy of each Manufacturer Program under which Program Vehicles are proposed to be financed or purchased by such Additional Leasing Company and an Officer's Certificate duly executed by an officer of the Additional Leasing Company certifying that each such copy is true, correct and complete as of such date;

            (h) written confirmation that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes shall have been satisfied with respect to ARG's acquisition of such Additional Leasing Company Note;

            (i) an Officer's Certificate of ARG dated as of the date of ARG's acquisition of such Additional Leasing Company Note to the effect that (i) no Amortization Event with respect to any Outstanding Series of Notes, Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, Enhancement Deficiency with respect to any Outstanding Series of Notes, Potential Amortization Event with respect to any Outstanding Series of Notes or Potential Enhancement Agreement Event of Default with respect to any Outstanding Series of Notes, is continuing or will occur as a result of its acquisition of such Additional Leasing Company Note, (ii) the acquisition of such Additional Leasing Company Note will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which ARG is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which ARG is a party or by which it or its property may be bound or to which it or its property may be subject and
      (iii) all conditions precedent provided in this Base Indenture and any Series Supplement with respect to any Outstanding Series of

      Notes with respect to acquisition of such Additional Leasing Company Note have been complied with;

            (j) an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the date of ARG's acquisition of such Additional Leasing Company Note, substantially to the effect that:

                      (i) all instruments furnished to the Trustee conform in
            all material respects to the requirements of this Base Indenture and any Series Supplement with respect to any Outstanding Series of Notes with respect to acquisition of such Additional Leasing Company Note, and all conditions precedent provided for in this Base Indenture and any such Series Supplement have been complied with in all material respects;

                     (ii) (x) the Additional Leasing Company is duly formed in
            the jurisdiction of its formation and had the power and authority to execute and deliver each of the Additional Leasing Company Related Documents to which it is a party; (y) the Additional Leasing Company Lessee is duly incorporated or formed, as the case may be, in the jurisdiction of its incorporation or formation, as the case may be, and had the corporate, limited partnership or limited liability company, as the case may be, power and authority to execute and deliver each of the Additional Leasing Company Related Documents to which it is a party; and (z) Republic, in its capacity as guarantor and servicer under the Additional Leasing Company Lease, is duly incorporated in the jurisdiction of its incorporation and had the power and authority to execute and deliver the Additional Leasing Company Lease and each other Additional Leasing Company Related Document to which it is a party;

                    (iii) each of the Additional Leasing Company Related
            Documents has been duly authorized, executed and delivered by the Additional Leasing Company, the Additional Leasing Company Lessee and Republic, as applicable;

                     (iv) the Additional Leasing Company Note has been duly
            authorized and executed and, when authenticated and delivered in accordance with the provisions of the Additional Leasing Company Indenture and the related Additional Leasing Company Supplement, will constitute valid, binding and enforceable obligations of the Additional Leasing Company entitled to the benefits of the Additional Leasing Company Indenture and the related Additional Leasing Company Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                      (v) the Additional Leasing Company Related Documents are
            legal, valid and binding agreements of the Additional Leasing Company, the Additional Leasing Company Lessee or Republic, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and by an implied covenant of good faith and fair dealing;

                     (vi) none of the Additional Leasing Companies is, or is
            controlled by, an "investment company" within the meaning of, or is required to register as an "investment company" under, the Investment Company Act, and the Additional Leasing Company Indenture is not required to be registered under the Trust Indenture Act;

                    (vii) the Additional Leasing Company Indenture and the
            related Additional Leasing Company Supplement are effective to create a legal, valid and enforceable security interest in the collateral pledged thereunder and that such security interest constitutes a first priority, perfected security interest in such collateral;

                   (viii) the assets of the Additional Leasing Company would not be substantively consolidated with the assets of Republic or the Additional Leasing Company Lessee in the event of the insolvency of Republic or such Additional Leasing Company Lessee;

                     (ix) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of the Additional Leasing Company or the Additional Leasing Company Lessee to perform its obligations under any of the Additional Leasing Company Related Documents;

                      (x) the absence of any conflict with or violation of any
            court decree, injunction, writ or order applicable to the Additional Leasing Company or the Additional Leasing Company Lessee or any breach or default of any indenture, agreement or other instrument as a result of the issuance of the Additional Leasing Company Note or the execution, delivery or performance of the Additional Leasing Company Related Documents by the Additional Leasing Company or the Additional Leasing Company Lessee;

                     (xi) the offer and sale of the Additional Leasing Company
            Note is not required to be registered under the Securities Act; and

                    (xii) such other matters as the Trustee may reasonably
            require.

            (k) evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that ARG has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in the Additional Leasing Company Note and the Additional Leasing Company Indenture, as supplemented by the Additional Leasing Company Supplement for the benefit of the Secured Parties; and

            (l) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Additional Leasing Company Note and the Additional Leasing Company Indenture, as supplemented by the Additional Leasing Company Supplement, shall be part of the Collateral.


              ARTICLE 9.        AMORTIZATION EVENTS AND REMEDIES

            Section 9.1.  Amortization Events.

            If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes (each, an "Amortization Event"):

            (a) The occurrence of an Event of Bankruptcy with respect to ARG, any Leasing Company, the general partner of any Leasing Company, any Lessee or Republic;

            (b) ARG shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act of 1940, as amended;

            (c) Any of the Related Documents (other than any Related Document relating solely to another Series of Notes) or any material portion thereof shall not be in full force and effect, enforceable in accordance with its terms (other than any Related Document that has been terminated in accordance with its terms) or ARG shall so assert in writing;

            (d) a Leasing Company Amortization Event shall have occurred and be continuing with respect to all Leasing Company Notes; and

            (e) Any other event shall occur which may be specified in any Series Supplement as an "Amortization Event";

then (i) in the case of any event described in clause (c) or (e) above (with respect to clause (e) above, only to the extent such Amortization Event is subject to waiver as set forth in the applicable Series Supplement), either the Trustee, by written notice to ARG, or the Required Noteholders of the applicable Series of Notes, by written notice to ARG and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in clause (a), (b) or (d) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders or (iii) in the case of any event described in clause (e) above (only to the extent such Amortization Event is not subject to waiver as set forth in the applicable Series Supplement), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken or not taken by it upon the occurrence of an Amortization Event unless a Trust Officer has actual knowledge of such Amortization Event; and provided, further the provisions of this sentence shall not insulate the Trustee from liability arising out of its negligence or willful misconduct.

            Section 9.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

            (a) General. If and whenever an Amortization Event shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors shall, exercise from time to time any rights and remedies available to it under applicable law or any Related Document; provided, however, that if such Amortization Event is with respect to less than all Outstanding Series of Notes, then the Trustee's rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the Series of Notes with respect to which no Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred and the Trustee shall exercise such rights and remedies at the written direction of Noteholders holding in excess of 50% of the aggregate Invested Amount of all such Series of Notes with respect to which such Amortization Event has occurred (excluding any Notes held by ARG or any Affiliate of ARG (other than an Affiliate Issuer)). Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of ARG Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Amortization Event to the extent set forth therein.

            (b) Leasing Company Related Documents. If an Amortization Event shall have occurred and be continuing, the Trustee, at the written direction of the Requisite Investors (in the case of an Amortization Event with respect to all Series of Notes) or the Required Noteholders (in the case of an Amortization Event with respect to a particular Series of Notes), shall exercise, to the extent necessary, all rights, remedies, powers, privileges and claims of ARG against any party under or in connection with the Leasing Company Related Documents, including the right or power to take any action to compel performance or observance by any such party of its obligations to ARG, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Leasing Company Related Documents.

            (c) ARG Liquidation Events. If and whenever an ARG Liquidation Event with respect to any Outstanding Series of Notes shall have occurred and be continuing, the Trustee may and, at the written direction of the Required Noteholders of such Series shall, exercise from time to time any rights and remedies available to it as the result of such occurrence under the Leasing Company Related Documents. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any such rights shall be applied as provided in Article 5 hereof.

            (d) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

            (e) Non-Segregated Series. Upon the occurrence of an Amortization Event relating to one or more, but not all, Outstanding Series of Notes (not including any Segregated Series of Notes), the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest and principal on the related Series of Notes up to the Invested Amount of each Series.

            (f) Certain Other Non-Segregated Series. Certain Series of Notes (not including any Segregated Series of Notes) may provide for allocations of Collections to such Series of Notes only in respect of specified items of Collateral upon the occurrence of certain Amortization Events. Upon the occurrence of such an Amortization Event relating to such a Series of Notes, the Trustee shall, to the extent specified in the applicable Series Supplement, limit any recourse hereunder to the related specified items of Collateral to satisfy the payment of all interest and principal on such Series of Notes up to the Invested Amount of such Series.

            (g) Segregated Series. Upon the occurrence of an Amortization Event relating to any Outstanding Segregated Series of Notes, the Trustee shall limit any recourse hereunder to the related Series-Specific Collateral in satisfying the payment of interest and principal due on such Segregated Series of Notes.

            Section 9.3.  Other Remedies.

            Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one or more particular Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Series Supplement with respect to that Series of Notes. In addition, the Trustee may, or shall at the written direction of the Requisite Investors (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct ARG to exercise any rights or remedies available under any Related Document or under applicable law or in equity with respect to that Series of Notes.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

            Section 9.4.  Waiver of Past Events.

            Subject to Section 12.2 hereof, the Supermajority Noteholders of a Series, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to clause (c) or (e) of Section
9.1 (with respect to clause (e), only to the extent subject to waiver as provided in the applicable Series Supplement) which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to clause (a), (b), (d) or
(e) of Section 9.1 (with respect to clause (e), only to the extent not subject to waiver as set forth in the applicable Series Supplement) shall not be subject to waiver.

            Section 9.5.  Control by Requisite Investors or Required
Noteholders.

            The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to
Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

            Section 9.6.  Limitation on Suits.

            Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

            (b) The Noteholders of at least 25% in principal amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

            (c) Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) The Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) During such 60-day period the Required Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

            Section 9.7. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.

             (a) Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

            (b) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.

            Section 9.8.  Collection Suit by the Trustee.

            If any Amortization Event consisting of a payment default under a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against ARG for the whole amount of principal and interest remaining unpaid on such Series of Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 9.9.  The Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to ARG (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 10.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

            Section 9.10.  Priorities.

            If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 5 of this Indenture.

            Section 9.11.  Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.6, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

            Section 9.12.  Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 9.13.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

            Section 9.14.  Reassignment of Surplus.

            Promptly after termination of this Indenture and the payment in full of the ARG Obligations, any proceeds of all the Collateral received or held by the Trustee shall be turned over to ARG and the Collateral shall be reassigned to ARG by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.


                    ARTICLE 10.       THE TRUSTEE

            Section 10.1.  Duties of the Trustee.

            (a) If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

            (b) Except during the occurrence and continuance of an Amortization
Event:

                      (i) The Trustee undertakes to perform only those duties
            that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) This clause does not limit the effect of clause (b) of this Section 10.1.

                     (ii) The Trustee shall not be liable for any error of
            judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.3.

                     (iv) The Trustee shall not be charged with knowledge of any default by any Leasing Company or other Person in the performance of its obligations under any Collateral Agreement, unless a Trust Officer of the Trustee receives written notice of such failure from ARG, any Leasing Company Trustee, any Leasing Company or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby or otherwise has actual knowledge thereof.

            (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

            (f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to ARG interest agreed upon by ARG and the Trustee from time to time as may be permitted by law.

            Section 10.2.  Rights of the Trustee.

            Except as otherwise provided by Section 10.1:

            (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed by or presented by the proper person.

            (b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

            (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Leasing Company or ARG (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of ARG, personally or by agent or attorney at the sole cost of ARG and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee's own willful misconduct or negligence.

            (h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

            (i) the rights, privileges, protections, immunities and benefits given to the

      Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            Section 10.3.  Individual Rights of the Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with ARG or an Affiliate of ARG with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.8.

            Section 10.4. Notice of Amortization Events and Potential Amortization Events.

            If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency with notice of such Amortization Event or the Potential Amortization Event, to the extent such Notes are represented by a Global Note, by telephone and facsimile, and, otherwise, by first class mail.

            Section 10.5.  Compensation.

            (a) ARG shall promptly pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as set forth in the letter agreement dated February 26, 1999 between ARG and the Trustee, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. ARG shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and
(ii) the reasonable expenses of the Trustee's agents in administering the Collateral.

            (b) ARG shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

            (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

            (d) The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

            Section 10.6.  Replacement of the Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 10.6.

            (b) The Trustee may, after giving sixty (60) days prior written notice to ARG, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying ARG; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee and ARG. ARG may remove the Trustee if:

                      (i) the Trustee fails to comply with Section 10.8;

                     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

                    (iii) a custodian or public officer takes charge of the
            Trustee or its property; or

                     (iv) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, ARG shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by ARG.

            (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, ARG or any Secured Party may petition at the expense of ARG any court of competent jurisdiction for the appointment of a successor Trustee.

            (d) If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to ARG. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, ARG's obligations under Section 10.5 hereof shall continue for the benefit of the retiring Trustee.

            Section 10.7.  Successor Trustee by Merger, etc.

            Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

            Section 10.8.  Eligibility Disqualification.

            (a) There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) have an unsecured long-term debt rating of at least A2 from Moody's, (iii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) if such Trustee is other than The Bank of New York as the original Trustee hereunder, acceptable to the Requisite Investors.

            (b) At any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) or (a)(ii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

            Section 10.9.  Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of ARG unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) The Notes of each Series shall be authenticated and
            delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

                     (ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                    (iii) No trustee hereunder shall be personally liable by
            reason of any act or omission of any other trustee hereunder;

                     (iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                      (v) The Trustee shall remain primarily liable for the
            actions of any co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to ARG.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee's sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Series Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

            Section 10.10.  Representations and Warranties of Trustee.

            The Trustee represents and warrants to ARG and the Secured Parties that:

                      (i) The Trustee is a banking corporation duly organized,
            existing and in good standing under the laws of the State of New
            York;

                     (ii) The Trustee has full power, authority and right to
            execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

                    (iii) This Indenture has been duly executed and delivered by the Trustee; and

                     (iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8 hereof.

            Section 10.11.  ARG Indemnification of the Trustee.

            ARG shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that ARG shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

            Section 10.12. Trustee's Application for Instructions from ARG.

            Any application by the Trustee for written instructions from ARG or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 10.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of ARG or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                ARTICLE 11.         DISCHARGE OF INDENTURE

            Section 11.1.  Termination of ARG's Obligations.

            (a) This Indenture shall cease to be of further effect (except that ARG's obligations under Section 10.5 and Section 10.11 and the Trustee's and Paying Agent's obligations under Section 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and ARG has paid all sums payable hereunder.

            (b) In addition, except as may be provided to the contrary in any Series Supplement, ARG may terminate all of its obligations under this Indenture if:

                      (i) ARG irrevocably deposits in trust with the Trustee or
            at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and ARG under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that
            (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S.

            Government Obligations to the payment of said principal and interest with respect to the Notes;

                     (ii) ARG delivers to the Trustee an Officer's Certificate
            stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                    (iii) ARG delivers to the Trustee an Officer's Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in Section 9.1(c) shall have occurred and be continuing on the date of such deposit; and

                     (iv) the Rating Agency Confirmation and Consent Condition
            is satisfied with respect to each Outstanding Series of Notes.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of ARG, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

            (c) After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of ARG's obligations under this Indenture except for those surviving obligations specified above.

            In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at ARG's option.

            Section 11.2.  Application of Trust Money.

            The Trustee or a trustee satisfactory to the Trustee and ARG shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal and interest on the Notes.

            The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

            Section 11.3.  Repayment to ARG.

            The Trustee and the Paying Agent shall promptly pay to ARG upon written request any excess money or, pursuant to Sections 2.11 and 2.14, return any Notes held by them at any time.

            Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to ARG upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

            The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.


                    ARTICLE 12.      AMENDMENTS

            Section 12.1.  Without Consent of the Noteholders.

            Without the consent of any Noteholder, ARG, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes, provided that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to such Supplement:

            (a) to create a new Series of Notes (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes; provided, however, that the creation of any Segregated Series of Notes shall not result in a material adverse effect on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent to the creation thereof);

            (b) to add to the covenants of ARG for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon ARG (provided, however, that ARG will not pursuant to this subsection 12.1(b) surrender any right or power it has under the Leasing Company Related Documents);

            (c) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by ARG and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

            (d) to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Series Supplement or in any Notes issued hereunder;

            (e) to provide for uncertificated Notes in addition to certificated Notes;

            (f) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

            (h) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture;

provided, however, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of ARG and upon receipt by the Trustee of the documents described in Section 2.2 hereof, the Trustee shall join with ARG in the execution of any Series Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

            Section 12.2.  With Consent of the Noteholders.

            Except as provided in Section 8.23, 9.4 and 12.1, the provisions of this Indenture and any Series Supplement (unless otherwise provided in such Series Supplement) and each other Related Document to which ARG is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by ARG, the Trustee, any applicable Enhancement Provider and the Required Noteholders of each Outstanding Series of Notes; provided that, if such amendment, modification or waiver of or to this Indenture, the Series Supplement with respect to a Series of Notes or any Related Document does not affect the Noteholders of a particular Series of Notes (as substantiated by an Opinion of Counsel to such effect), then the consent of the Noteholders of such Series shall not be required to such amendment, modification or waiver; provided further, that no consent of Noteholders shall be required to any amendment, modification or waiver of or to any Related Document if such amendment, modification or waiver does not adversely affect in any material respect the Noteholders of any Series of Notes (as substantiated by an Opinion of Counsel to such effect) and provided further that the Rating Agency Confirmation Condition is satisfied with respect to each affected Series of Notes. Notwithstanding the foregoing:

                      (i) any modification of this Section 12.2, any change in
            any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms "Aggregate Asset Amount", "Operating Lease Asset Amount", "Invested Amount", "Invested Percentage", "Manufacturer Program", "Required Noteholders", "Supermajority Noteholders" or "Requisite Investors" or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

                     (ii) any amendment, waiver or other modification that would
            (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by ARG of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each affected Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each affected Noteholder; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

            Section 12.3.  Supplements.

            Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the satisfaction of the Rating Agency Confirmation Condition with respect to such Supplement. In addition to the manner provided in Sections
12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

            Section 12.4.  Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. ARG may fix a record date for determining which Noteholders must consent to such amendment or waiver.

            Section 12.5.  Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. ARG in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

            Section 12.6.  The Trustee to Sign Amendments, etc.

            The Trustee shall sign any Supplement authorized pursuant to this
Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such an adverse effect, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon ARG in accordance with its terms.

                   ARTICLE 13.       MISCELLANEOUS

            Section 13.1.  Notices.

            (a) Any notice or communication by ARG or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to ARG:

            ARG Funding Corp.
            7700 France Avenue South
            Minneapolis, MN  55435

            Attn:   John M. Benzian
            Phone:  (612) 830-2552
            Fax:  (612) 830-2087


            If to the Trustee:

            The Bank of New York
            101 Barclay Street, Floor 12 East
            New York, NY  10286

            Attn:  Corporate Trust Administration
            Phone:   (212) 815-8195
            Fax:  (212) 815-5544

            ARG or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, ARG may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

            Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

            Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

            If ARG mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

            (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

            Section 13.2.  Communication by Noteholders With Other Noteholders.

            Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

            Section 13.3.  Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by ARG to the Trustee to take any action under this Indenture, ARG shall furnish to the Trustee an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

            Section 13.4.  Statements Required in Certificate.

            Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the Person giving such certificate has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

            (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            Section 13.5.  Rules by the Trustee.

            The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

            Section 13.6.  No Recourse Against Others.

            A director, Authorized Officer, employee or stockholder of ARG, as such, shall not have any liability for any obligations of ARG under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

            Section 13.7.  Duplicate Originals.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

            Section 13.8.  Benefits of Indenture.

            Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

            Section 13.9.  Payment on Business Day.

            In any case where any payment date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such payment date, redemption date, or maturity date, as the case may be.

            Section 13.10.  Governing Law.

            The laws of the State of New York shall govern and be used to construe this Indenture and the Notes and the rights and duties of ARG, the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

            Section 13.11.  Successors.

            All agreements of ARG in this Indenture and the Notes shall bind its successor;

provided, however, ARG may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 13.12.  Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 13.13.  Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 13.14.  Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 13.15.  Termination; Collateral.

            This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all ARG Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of ARG and upon receipt of an Officer's Certificate from ARG to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to ARG Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to ARG.

            ARG and the Secured Parties hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to ARG.

            Section 13.16.  No Bankruptcy Petition Against ARG.

            Each of the Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, ARG any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this
Section 13.16 shall constitute a waiver of any right to indemnification, reimbursement or other payment from ARG pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this
Section 13.16, ARG shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against ARG or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.16 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving ARG.

            Section 13.17.  No Recourse.

            The obligations of ARG under this Indenture are solely the obligations of ARG. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any stockholder, employee, officer, director or incorporator of ARG. Fees, expenses or costs payable by ARG hereunder shall be payable by ARG to the extent and only to the extent that ARG is reimbursed therefor pursuant to the Leasing Company Indentures or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. Nothing in this Section 13.17 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

            IN WITNESS WHEREOF, the Trustee and ARG have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                     ARG FUNDING CORP.,
                                     as Issuer



                                     By: /s/ Dwight Jenkins
                                         --------------------------------------
                                         Name: Dwight Jenkins
                                         Title: Vice President and Assistant
                                                Secretary


                                     THE BANK OF NEW YORK,
                                     as Trustee


                                     By: /s/ Erwin Soriano
                                         --------------------------------------
                                         Name:  Erwin Soriano
                                         Title: Assistant Treasurer

                                                               EXECUTION  COPY


                              ARG FUNDING CORP.,
                                   as Issuer


                                      and


                             THE BANK OF NEW YORK,
                                  as Trustee




                                BASE INDENTURE

                         Dated as of February 26, 1999



                         Rental Car Asset Backed Notes
                             (Issuable in Series)

                               TABLE OF CONTENTS


Section                                                                    Page

ARTICLE 1.   DEFINITIONS AND INCORPORATION BY REFERENCE......................1

      Section 1.1.  Definitions..............................................1
      Section 1.2.  Cross-References.........................................1
      Section 1.3.  Accounting and Financial Determinations; No Duplication..1
      Section 1.4.  Rules of Construction....................................2


ARTICLE 2.   THE NOTES ......................................................2

      Section 2.1.  Designation and Terms of Notes...........................2
      Section 2.2.  Notes Issuable in Series.................................3
      Section 2.3.  Series Supplement for Each Series........................7
      Section 2.4.  Execution and Authentication.............................8
      Section 2.5.  Form of Notes............................................9
      Section 2.6.  Registrar and Paying Agent..............................11
      Section 2.7.  Paying Agent to Hold Money in Trust.....................12
      Section 2.8.  Noteholder List.........................................13
      Section 2.9.  Transfer and Exchange...................................13
      Section 2.10.  Legending of Notes.....................................19
      Section 2.11.  Replacement Notes......................................19
      Section 2.12.  Treasury Notes.........................................20
      Section 2.13.  Temporary Notes........................................20
      Section 2.14.  Cancellation...........................................21
      Section 2.15.  Principal and Interest.................................21
      Section 2.16.  Book-Entry Notes.......................................22
      Section 2.17.  Notices to Clearing Agency.............................24
      Section 2.18.  Definitive Notes.......................................24
      Section 2.19.  Tax Treatment..........................................25
      Section 2.20. CUSIP Numbers...........................................26

ARTICLE 3.   SECURITY.......................................................26

      Section 3.1.  Grant of Security Interest..............................26
      Section 3.2.  Certain Rights and Obligations of ARG Unaffected........28
      Section 3.3.  Performance of Leasing Company Related Documents........28
      Section 3.4.  Stamp, Other Similar Taxes and Filing Fees..............29

ARTICLE 4.   REPORTS .......................................................29

      Section 4.1.  Agreement of ARG to Provide Reports and Instructions....29

ARTICLE 5.   ALLOCATION AND APPLICATION OF COLLECTIONS......................30

      Section 5.1.  Collection Account......................................30

Section                                                                    Page

      Section 5.2.  Collections and Allocations.............................31
      Section 5.3.  Determination of Monthly Interest.......................32
      Section 5.4.  Determination of Monthly Principal......................32
      Section 5.5.  Paired Series...........................................32


ARTICLE 6.   DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS.......................33

      Section 6.1.  Distributions in General................................33
      Section 6.2.  Optional Repurchase of Notes............................34
      Section 6.3.  Monthly Noteholders' Statement..........................34
      Section 6.4.  Annual Noteholders' Tax Statement.......................34


ARTICLE 7.   REPRESENTATIONS AND WARRANTIES.................................35

      Section 7.1.  Existence and Power.....................................35
      Section 7.2.  Corporate and Governmental Authorization................35
      Section 7.3.  Binding Effect..........................................35
      Section 7.4.  Financial Information; Financial Condition..............36
      Section 7.5.  Litigation..............................................36
      Section 7.6.  No ERISA Plan...........................................36
      Section 7.7.  Tax Filings and Expenses................................36
      Section 7.8.  Disclosure..............................................36
      Section 7.9.  Investment Company Act; Securities Act..................37
      Section 7.10.  Regulations T, U and X.................................37
      Section 7.11.  No Consent.............................................37
      Section 7.12.  Solvency...............................................37
      Section 7.13.  Ownership; Subsidiary..................................37
      Section 7.14.  Security Interests.....................................38
      Section 7.15.  Leasing Company Related Documents .....................38
      Section 7.16.  Non-Existence of Other Agreements......................38
      Section 7.17.  Other Representations..................................39

ARTICLE 8.   COVENANTS......................................................39

      Section 8.1.  Payment of Notes........................................39
      Section 8.2.  Maintenance of Office or Agency.........................39
      Section 8.3.  Information.............................................40
      Section 8.4.  Payment of Obligations..................................40
      Section 8.5.  Rule 144A Information Requirement.......................40
      Section 8.6.  Conduct of Business and Maintenance of Existence........40
      Section 8.7.  Compliance with Laws....................................41
      Section 8.8.  Inspection of Property, Books and Records...............41
      Section 8.9.  Compliance with Related Documents.......................41
      Section 8.10.  Notice of Defaults.....................................41

Section                                                                    Page

      Section 8.11.  Notice of Material Proceedings.........................42
      Section 8.12.  Further Requests.......................................42
      Section 8.13.  Further Assurances.....................................42
      Section 8.14.  Liens..................................................43
      Section 8.15.  Other Indebtedness.....................................43
      Section 8.16.  Mergers................................................43
      Section 8.17.  Sales of Assets........................................43
      Section 8.18.  Acquisition of Assets..................................43
      Section 8.19.  Dividends, Officers' Compensation, etc. ...............43
      Section 8.20.  Name; Principal Office.................................44
      Section 8.21.  Organizational Documents...............................44
      Section 8.22.  Investments............................................44
      Section 8.23.  No Other Agreements; Approvals under Leasing Company
                     Related Documents......................................44
      Section 8.24.  Other Business.........................................45
      Section 8.25.  Use of Proceeds of Notes...............................45
      Section 8.26.  Maintenance of Separate Existence......................45
      Section 8.27.  No ERISA Plan..........................................46
      Section 8.28.  Additional Leasing Companies...........................46

ARTICLE 9.   AMORTIZATION EVENTS AND REMEDIES...............................50

      Section 9.1.  Amortization Events.....................................50
      Section 9.2.  Rights of the Trustee upon Amortization Event or
                    Certain Other Events of Default.........................51
      Section 9.3.  Other Remedies..........................................52
      Section 9.4.  Waiver of Past Events...................................53
      Section 9.5.  Control by Requisite Investors or Required Noteholders..53
      Section 9.6.  Limitation on Suits.....................................53
      Section 9.7.  Unconditional Rights of Holders to Receive Payment;
                    Withholding Taxes.......................................54
      Section 9.8.  Collection Suit by the Trustee..........................54
      Section 9.9.  The Trustee May File Proofs of Claim....................54
      Section 9.10.  Priorities.............................................55
      Section 9.11.  Undertaking for Costs..................................55
      Section 9.12.  Rights and Remedies Cumulative.........................55
      Section 9.13.  Delay or Omission Not Waiver...........................55
      Section 9.14.  Reassignment of Surplus................................56

ARTICLE 10.  THE TRUSTEE....................................................56

      Section 10.1.  Duties of the Trustee..................................56
      Section 10.2.  Rights of the Trustee..................................57
      Section 10.3.  Individual Rights of the Trustee.......................59
      Section 10.4.  Notice of Amortization Events and Potential
                     Amortization Events....................................59
      Section 10.5.  Compensation...........................................59

Section                                                                    Page
      Section 10.6.  Replacement of the Trustee.............................60
      Section 10.7.  Successor Trustee by Merger, etc. .....................61
      Section 10.8.  Eligibility Disqualification...........................61
      Section 10.9.  Appointment of Co-Trustee or Separate Trustee..........61
      Section 10.10. Representations and Warranties of Trustee..............63
      Section 10.11. ARG Indemnification of the Trustee.....................63
      Section 10.12. Trustee's Application for Instructions from ARG........63

ARTICLE 11.  DISCHARGE OF INDENTURE.........................................64

      Section 11.1.  Termination of ARG's Obligations.......................64
      Section 11.2.  Application of Trust Money.............................65
      Section 11.3.  Repayment to ARG.......................................65


ARTICLE 12.  AMENDMENTS.....................................................65

      Section 12.1.  Without Consent of the Noteholders.....................65
      Section 12.2.  With Consent of the Noteholders........................67
      Section 12.3.  Supplements............................................68
      Section 12.4.  Revocation and Effect of Consents......................68
      Section 12.5.  Notation on or Exchange of Notes.......................68
      Section 12.6.  The Trustee to Sign Amendments, etc. ..................68


ARTICLE 13.  MISCELLANEOUS..................................................69

      Section 13.1.  Notices................................................69
      Section 13.2.  Communication by Noteholders With Other Noteholders....70
      Section 13.3.  Certificate and Opinion as to Conditions Precedent.....70
      Section 13.4.  Statements Required in Certificate.....................70
      Section 13.5.  Rules by the Trustee...................................71
      Section 13.6.  No Recourse Against Others.............................71
      Section 13.7.  Duplicate Originals....................................71
      Section 13.8.  Benefits of Indenture..................................71
      Section 13.9.  Payment on Business Day................................71
      Section 13.10.  Governing Law.........................................71
      Section 13.11.  Successors............................................72
      Section 13.12.  Severability..........................................72
      Section 13.13.  Counterpart Originals.................................72
      Section 13.14.  Table of Contents, Headings, etc. ....................72
      Section 13.15.  Termination; Collateral...............................72
      Section 13.16.  No Bankruptcy Petition Against ARG....................73
      Section 13.17.  No Recourse...........................................73

Exhibits:

Exhibit A-1: Form of Transfer Certificate

Section                                                                    Page

Exhibit A-2: Form of Transfer Certificate for Exchange or Transfer from
             Restricted Global Note to Temporary Global Note

Exhibit A-3: Form of Transfer Certificate for Exchange or Transfer from
             Restricted Global Note to Permanent Global Note

Exhibit A-4: Form of Transfer Certificate for Transfer or Exchange from
             Temporary Global Note to Restricted Global Note

Exhibit B:   Form of Clearing System Certificate

Exhibit C:   Form of Certificate of Beneficial Ownership

                        DEFINITIONS TO ARG BASE INDENTURE

                                                                      SCHEDULE I
                                                                          TO THE
                                                                  BASE INDENTURE

                                DEFINITIONS LIST

                  "Accrued Amounts" means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the applicable Series Supplement.

                  "Accumulation Period" means, with respect to any Series of Notes, the period, if any, specified in the applicable Series Supplement.

                  "Acquired Vehicle" means an Eligible Vehicle that is acquired or owned by, and titled in the name of, a Leasing Company and leased to a Lessee under an Operating Lease on or after the Lease Commencement Date.

                  "Additional Base Rent" is defined in Section 6 of Annex B to each of the Leases.

                  "Additional Leasing Company" means a special purpose wholly-owned Subsidiary of Republic which is engaged in the business of acquiring, financing, refinancing and leasing Vehicles pursuant to an Additional Leasing Company Lease and which has issued an Additional Leasing Company Note to ARG pursuant to an Additional Leasing Company Indenture, as supplemented by an Additional Leasing Company Supplement, that has been included in the Collateral in accordance with the requirements of Section 8.28 of the Base Indenture.

                  "Additional Leasing Company Indenture" means a Base Indenture between an Additional Leasing Company and the Additional Leasing Company Trustee party thereto pursuant to which such Additional Leasing Company has issued an Additional Leasing Company Note to ARG, that has been included in the Collateral in accordance with the requirements of Section 8.28 of the Base Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms (exclusive of any supplement thereto creating a series of notes that is not an Additional Leasing Company Note).

                  "Additional Leasing Company Lease" means a Master Motor Vehicle Lease and Servicing Agreement (inclusive of any annexes thereto) among an Additional Leasing Company, one or more Additional Leasing Company Lessees and Republic, as servicer and guarantor, that is security for the obligations of such Additional Leasing Company under an Additional Leasing Company Note that has been issued to ARG and included in the Collateral in accordance with the requirements of Section 8.28 of the Base Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Additional Leasing Company Lessee" means a wholly-owned Subsidiary of Republic which regularly operates a United States domestic daily car rental business and which has entered into an Additional Leasing Company Lease with an Additional Leasing Company.

                  "Additional Leasing Company Note" means a Variable Funding Rental Car Asset Backed Note issued to ARG pursuant to an Additional Leasing Company Indenture, as supplemented by an Additional Leasing Company Supplement, that has been included in the Collateral in accordance with the requirements of
Section 8.28 of the Base Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of such Additional Leasing Company Indenture..

                  "Additional Leasing Company Receivables Trust Agreement" means a trust agreement between an Additional Leasing Company, as grantor, and the trustee party thereto, that is security for the obligations of such Additional Leasing Company under an Additional Leasing Company Note that has been issued to ARG and included in the Collateral in accordance with the requirements of
Section 8.28 of the Base Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Additional Leasing Company Related Documents" means, with respect to any Additional Leasing Company, the Additional Leasing Company Note issued by such Additional Leasing Company, the Additional Leasing Company Indenture, as supplemented by the Additional Leasing Company Supplement, pursuant to which such Additional Leasing Company Note was issued, the Assignment Agreements to which such Additional Leasing Company is a party and the Additional Leasing Company Lease and the Additional Leasing Company Receivables Trust Agreement securing such Additional Leasing Company Note.

                  "Additional Leasing Company Supplement" means a Series Supplement to an Additional Leasing Company Indenture pursuant to which an Additional Leasing Company Note has been issued to ARG that has been included in the Collateral in accordance with the requirements of Section 8.28 of the Base Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Additional Leasing Company Trustee" means the party named as the trustee in an Additional Leasing Company Indenture until a successor replaces it in accordance with the applicable provisions of such Additional Leasing Company Indenture and thereafter means the successor serving thereunder.

                  "Additional Lessee Closing Date" means the initial Vehicle Funding Date with respect to Vehicles (including Refinanced Vehicles) leased by an Additional Lessee.

                  "Additional Lessees" means those Subsidiaries of Republic from time to time becoming lessees under a Lease in accordance with the requirements of such Lease.

                  "Administrative Subaccount" means an internal administrative account established by the Trustee for record keeping purposes to facilitate the proper allocation of Collections within the Collection Account.

                  "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.

                  "Affiliate Issuer" means any special purpose entity that is an Affiliate of Republic that has entered into financing arrangements secured by one or more Series of Notes.

                  "Agent" means any Registrar or Paying Agent.

                  "Aggregate Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Program Vehicles that are Eligible Vehicles leased under the Leases as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, not delivered for Auction pursuant to any such Manufacturer Program or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, plus (ii) the Net Book Value of all Non-Program Vehicles that are Eligible Vehicles leased under the Leases as of such date, plus (iii) all amounts receivable by any Lessee or any Leasing Company as of such date from Manufacturers which are Eligible Program Manufacturers under Manufacturer Programs with such Manufacturers (other than Excluded Payments) with respect to Eligible Vehicles (other than Exchanged Vehicles) turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company or a Lessee financed under the related Leasing Company Indenture or Lease, as applicable, and owed by Manufacturers which are Eligible Program Manufacturers, plus (iv) with regard to Eligible

Vehicles leased under the Leases that have been delivered for Auction pursuant to a Manufacturer Program with a Manufacturer which is an Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause
(iii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (v) with regard to Eligible Vehicles leased under the Leases that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, plus (vi) with regard to Eligible Vehicles leased under the Leases that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (iii), (iv) and (v) above), plus (vii) cash and Permitted Investments on deposit in the Leasing Company Collection Accounts, minus (viii) any Ineligible Asset Amount on such date.

                  "Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Series of Notes then outstanding.

                  "Alamo" means Alamo Rent-A-Car, Inc., a Florida corporation, and any successor thereto.

                  "Alamo Lease" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of February 26, 1999 (inclusive of any annexes thereto), among Alamo Leasing, Alamo and the Additional Lessees, if any, as the lessees thereunder, and Republic, as guarantor and servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Alamo Leasing" means Alamo Financing L.P., a special purpose Delaware limited partnership, and any successor thereto.

                  "Alamo Leasing Indenture" means the Base Indenture, dated as of February 26, 1999, between Alamo Leasing and the Leasing Company Trustee party thereto, as supplemented by the Series Supplement, dated as of February 26, 1999, as each may be amended, restated, modified or supplemented from time to time in accordance with its terms (exclusive of any supplement thereto creating a series of notes that is not a Leasing Company Note).

                  "Alamo Leasing Note" means the Variable Funding Rental Car Asset Backed Note issued to ARG pursuant to the Alamo Leasing

Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of the Alamo Leasing Indenture.

                  "Alamo Receivables Trust Agreement" means a trust agreement, dated as of February 26, 1999, between Alamo Leasing, as grantor, and The Bank of New York (Delaware), as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Amortization Commencement Date" means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to Section 9.1 of the Base Indenture.

                  "Amortization Event" with respect to each Series of Notes, has the meaning specified in Section 9.1 of the Base Indenture.

                  "Amortization Period" means, with respect to any Series of Notes, the period following the Revolving Period (as defined in any related Series Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the applicable Series Supplement.

                  "Annex" means one of the annexes to the Leases.

                  "Annual Noteholders' Tax Statement" is defined in Section 6.4 of the Base Indenture.

                  "ARG" is defined in the preamble to the Base Indenture.

                  "ARG Committed Purchaser" means a special purpose company that has committed to purchase a Series of Notes from ARG from time to time and that finances such purchases with, among other things, the proceeds of commercial paper notes issued by such special purpose company.

                  "ARG Liquidation Event" means, with respect to any Series of Notes, one of the events specified in the applicable Series Supplement.

                  "ARG Obligations" means all principal and interest, at any time and from time to time, owing by ARG on the Notes and all costs, fees and expenses payable by, or obligations of, ARG under the Indenture and/or the Related Documents.

                  "Assets" means any interest of any kind in any assets or property of any kind, tangible or intangible, real, personal or mixed, now owned or hereafter acquired by ARG.

                  "Assignment Agreement" means an agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among a Leasing Company and/or one or more Lessees, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by such Manufacturer, assigning to the Master Collateral Agent certain of such Leasing Company's and/or such Lessees' rights, title and interest in such Manufacturer's Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

                  "Auction" means the set of procedures specified in a Guaranteed Depreciation Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Manufacturer Program.

                  "Authorized Fleet Purchaser" means a Person authorized by a Manufacturer to acquire Vehicles pursuant to, and to enforce such Manufacturer's obligations under, the Manufacturer Program of such Manufacturer.

                  "Authorized Officer" means (a) as to ARG, any of the President, any Vice-President, the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer and those officers, employees and agents whose signatures and incumbency shall have been certified to the Trustee in such certificates as may be delivered by ARG to the Trustee from time to time as duly authorized to execute and deliver any instruments, certificates, notices and other documents in connection herewith on behalf of ARG and to take, from time to time, all other actions on behalf of ARG in connection therewith and (b) as to any Leasing Company, any of the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer thereof or of any general partner, managing member or manager thereof, and those officers, employees and agents of any such general partner, managing member or manager whose signatures and incumbency shall have been certified to ARG in such certificates as may be delivered by such general partner, managing member or manager to ARG from time to time as duly authorized to execute and deliver the related Leasing Company Base Indentures and any instruments, certificates, notices and other documents in connection therewith on behalf of such Leasing Company and to take, from time to time, all other actions on behalf of such Leasing Company in connection therewith.

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C.

Section 101 et seq.

                  "Base Indenture" means the Base Indenture, dated as of February 26, 1999, between ARG and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.

                  "Beneficial Interest" means the 100% beneficial interest owned by ARG in the Receivables Trust.

                  "Beneficiary" is defined in the preamble of the Master Collateral Agency Agreement.

                  "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Chicago, Illinois.

                  "Capitalized Cost" means, (i) with respect to each Vehicle (other than Refinanced Vehicles) the amount payable to the Manufacturer, dealer or other seller selling such Vehicle in order to purchase such Vehicle, as established by the invoice delivered in connection with such Vehicle, and (ii) with respect to each Vehicle that is a Refinanced Vehicle, the initial purchase price thereof (as established by the invoice delivered in connection with such Vehicle at the time the Lessee purchased such Vehicle) less all Depreciation Charges accrued through the Vehicle Funding Date for such Vehicle; provided, however, that with respect to any Vehicle, "Capitalized Cost" may include dealer profit to the extent consistent with reasonable industry standards and delivery charges but shall not include any taxes, registration fees or titling fees with respect to such Vehicle.

                  "CarTemps" means Spirit Rent-A-Car, Inc. d/b/a CarTemps USA, an Ohio corporation, and any successor thereto.

                  "CarTemps Lease" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of February 26, 1999 (inclusive of any annexes thereto), among CarTemps Leasing, CarTemps and the Additional Lessees, if any, as the lessees thereunder, and Republic, as guarantor and servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "CarTemps Leasing" means CarTemps Financing L.P., a special purpose Delaware limited partnership, and any successor thereto.

                  "CarTemps Leasing Indenture" means the Base Indenture, dated as of February 26, 1999, between CarTemps Leasing and the Leasing Company Trustee party thereto, as supplemented by the Series Supplement, dated as of February 26, 1999, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms (exclusive of any supplement thereto creating a series of notes that is not a Leasing Company
Note).

                  "CarTemps Leasing Note" means the Variable Funding Rental Car Asset Backed Note issued to ARG pursuant to the CarTemps Leasing Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of the CarTemps Leasing Indenture.

                  "CarTemps Receivables Trust Agreement" means a trust agreement, dated as of February 26, 1999, between CarTemps Leasing, as grantor, and The Bank of New York (Delaware), as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Carrying Charges" means, as of any day, without duplication, the aggregate of all Trustee fees and other fees and expenses and indemnity amounts, if any, payable by ARG under the Indenture or the other Related Documents and all other operating expenses of ARG (including any management fees), in each case, which have accrued since the most recent Distribution Date and any such amounts which had accrued as of the most recent Distribution Date and remain unpaid.

                  "Casualty Payment" is defined in Section 7 of each of the Leases.

                  "Cedel" means Cedel Bank, societe anonyme.

                  "Certificated Security" means a "certificated security" within the meaning of the applicable UCC.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear and Cedel.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means the Initial Closing Date or any Series Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sec tions.

                  "Collateral" is defined in Section 3.1 of the Base Indenture.

                  "Collection Account" is defined in Section 5.1 of the Base Indenture.

                  "Collections" means (i) all payments by, or on behalf of, any Leasing Company under any Leasing Company Note or Leasing Company Indenture and
(ii) all amounts earned on Permitted Investments of funds in the Collection Account (including any subaccount thereof). To the extent so specified in a Series Supplement, Collections shall also include all proceeds from the sale of the Notes issued under such Series Supplement.

                  "Company Order" and "Company Request" means a written order or request signed in the name of ARG by any one of its Authorized Officers and delivered to the Trustee.

                  "Consolidated Subsidiary" means, at any time, with respect to ARG or any Leasing Company, any Subsidiary or other entity the accounts of which would be consolidated with those of ARG or such Leasing Company, as the case may be, in its consolidated financial statements as of such time.

                  "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement

(contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or
(iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Control" means (a) with respect to a Security Entitlement, the Trustee (i) is identified in the records of the Securities Intermediary for such Security Entitlement as the person having such Security Entitlement against such Security Intermediary or (ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person; or (b) with respect to a United States Security Entitlement, (i) the Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as a fiscal agent for the issuer of such United States Security Entitlement and such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to the Trustee's securities account in such book entry system or (ii) (A) the Trustee (x) is identified in the records of the Securities Intermediary for such United States Security Entitlement as the person having such Security Entitlement against such Securities Intermediary or (y) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person, (B) the Securities Intermediary for such United States Securities Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Securities Entitlement and (C) such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to such Securities Intermediary's securities account in such book entry system.

                  "Controlled Amortization Period" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

                  "Controlled Distribution Amount" means, with respect to any Series of Notes, the amount (or amounts), if any, specified in the applicable Series Supplement.

                  "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is required to be treated, along with such Person, as a single controlled group of corporations or a controlled group of trades or businesses as described in
Section 414(b) of the Code.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 101 Barclay Street, Floor 12 East, New York, New York 10286,
Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and ARG.

                  "Daily Report" is defined in Section 4.1(a) of the Base Indenture.

                  "Definitions List" means this Definitions List, as amended, restated, supplemented or modified from time to time in accordance with the terms of the Indenture.

                  "Definitive Notes" is defined in Section 2.16(e) of the Base Indenture.

                  "Delivery" means (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Trustee or its nominee or custodian by an effective endorsement, or registered in the name of, the Trustee or its nominee or custodian endorsed in blank and (b) with respect to any Uncertificated Security, the issuer thereof registers the Trustee as the registered owner thereof or the Trustee otherwise satisfies the requirements of Revised Article 8.

                  "Depreciation Charge" means, with respect to (a) any

Program Vehicle subject to the GM Repurchase Program, the rate determined by dividing (x) 100% minus the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of the GM Repurchase Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period (or, if such Vehicle is held past the Designated Period set forth in the Vehicle Order relating to such Vehicle, the applicable depreciation charge set forth in the GM Repurchase Program for such Vehicle calculated on a daily basis), (b) any Program Vehicle subject to a Manufacturer Program other than the GM Repurchase Program (but including any other Manufacturer Program provided by GM), the applicable depreciation charge set forth in the related Manufacturer Program for such Vehicle with respect to such Vehicle calculated on a daily basis and (c) any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by or on behalf of the Servicer in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the daily Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the date depreciation related to such Vehicle begins to the first day of the next month and the denominator of which is the number of days in such month. For the month in which a Program Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold (other than pursuant to the Manufacturer Program of a Manufacturer), the Depreciation Charge for the month in which such Vehicle is sold shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received by the Trustee from the sale of such Vehicle and the denominator of which is the number of days in such month.

                  "Depreciation Schedule" means the initial schedule of estimated daily depreciation prepared by the Servicer with respect to each type of Non-Program Vehicle that is an Eligible Vehicle, as revised from time to time by the Servicer thereof in its sole discretion, subject to the terms of the applicable Lease.

                  "Designated Period" means, with respect to any Program Vehicle subject to the GM Repurchase Program, the period designated by or on behalf of the Servicer in the applicable

Vehicle Order relating to such Vehicle as the period of time for which the Servicer expects such Vehicle to be subject to the applicable Lease.

                  "Designated Vehicle" means a Vehicle with respect to which the Master Collateral Agent has been notified in writing that such Vehicle has been designated to be exchanged for one or more Replacement Vehicles or released for exchange pursuant to an Exchange Agreement.

                  "Determination Date" means the date three Business Days prior to each Distribution Date.

                  "Disposition Date" means with respect to any Program Vehicle or Non-Program Vehicle, (i) if such Vehicle was sold at Auction pursuant to a Guaranteed Depreciation Program or returned to a Manufacturer for repurchase pursuant to a Repurchase Program, the Turnback Date, (ii) if such Vehicle is an Exchanged Vehicle, the date on which such Vehicle became an Exchanged Vehicle,
(iii) if such Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party through an auction conducted by or through or arranged by the Manufacturer pursuant to its Guaranteed Depreciation Program), the date on which the proceeds of such sale are received by the applicable Leasing Company, the Master Collateral Agent or the Trustee or (iv) if such Vehicle becomes a Casualty or otherwise ceases to be an Eligible Vehicle (except as a result of a sale thereof), the date on which a Casualty Payment is received by the applicable Leasing Company or the Trustee.

                  "Distribution Account" means, with respect to any Series of Notes, an account established as such pursuant to the applicable Series Supplement.

                  "Distribution Date" means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing March 22, 1999.

                  "Dollar" and the symbol "$" mean the lawful currency of the United States.

                  "DTC" means The Depository Trust Company.

                  "Due Date" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle turned back for repurchase pursuant to the terms of the related Manufacturer Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

                  "Eligible Program Manufacturer" means, as of any date of determination, a Manufacturer who is an "Eligible Program Manufacturer" under the Series Supplement with respect to each Outstanding Series of Notes as of such date.

                  "Eligible Receivable" means a legal, valid and binding receivable (a) due from a Manufacturer under a Manufacturer Program (other than Excluded Payments) to any Leasing Company or any Lessee or a creditor of such Lessee, (b) in respect of a Program Vehicle purchased by such Manufacturer or sold at auction pursuant to such Manufacturer's Manufacturer Program, and with respect to which either (i) the Lien of the Master Collateral Agent was noted on the certificate of title at the time of purchase or (ii) such Vehicle is in an Initial Fleet of a Lessee seeking to refinance such receivable, (c) owned by the Lessor or such Lessee or such creditor free and clear of all Liens other than Permitted Liens and (d) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent and with respect to which the applicable Leasing Company Trustee is designated as the Beneficiary pursuant to the Master Collateral Agency Agreement; provided that no amount receivable from a Manufacturer under a Manufacturer Program shall be an Eligible Receivable at the time of being financed or refinanced if such amount remains unpaid more than ten (10) days after the Due Date in respect of such payment.

                  "Eligible Vehicle" means, on any date of determination, a Vehicle (i) that either is a Program Vehicle or a Non-Program Vehicle, in each case at the time of leasing under the related Lease, (ii) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefor, (iii) that is owned by the related Leasing Company or the related Lessee free and clear of all Liens other than Permitted Liens, (iv) other than to the extent permitted under the related Lease, with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation and (v) that is a Related Vehicle with the Leasing Company Trustee designated as the Beneficiary pursuant to the Master Collateral Agency Agreement.

                  "Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

                  "Enhancement Agreement" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

                  "Enhancement Agreement Event of Default" means with respect to any Series of Notes any event of default under any Enhancement Agreement specified in the applicable Series Supplement, after giving effect to any applicable cure periods.

                  "Enhancement Amount" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "Enhancement Deficiency" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "Enhancement Percentage" means, with respect to any Series of Notes or class of Notes, the percentage, if any, specified in the applicable Series Supplement.

                  "Enhancement Provider" means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.

                  "Enhancement Provider Account" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "Enhancement Provider's Office" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "Euroclear" means Euroclear System.

                  "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

                  (c) the board of directors or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

                  "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to the related Leasing Company (or any Lessee) or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to
(i) damage over a prescribed limit, (ii) if applicable, damage not subject to a prescribed limit and (iii) missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent or designee for repurchase or auction pursuant to the applicable Manufacturer Program.

                  "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to the related Leasing Company (or any Lessee) or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent or designee for repurchase or auction pursuant to the applicable Manufacturer Program.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agreement" means an agreement among any Leasing Company, any Lessee and a Qualified Intermediary which provides for the assignment by such Leasing Company and such Lessee, respectively, to such Qualified Intermediary of (a) Exchanged Vehicles, (b) all Exchanged Vehicle Repurchase Rights, (c) all right, title and interest of such Leasing Company or such Lessee, as applicable, in, to and under any contracts for the sale of any Exchanged Vehicles and (d) all right, title and interest of such Leasing Company or such Lessee, as applicable, in, to and under any contracts for the purchase of Replacement Vehicles; provided that any such Exchange Agreement will not become effective with respect to Vehicles subject to the Leases until (i) satisfaction of the Rating Agency Confirmation and Consent Condition with respect to each Outstanding Series of Notes with respect thereto and (ii) ARG shall have received opinions of counsel with respect to perfection, priority and nonconsolidation in substantially the same form as those delivered on the Initial Closing Date.

                  "Exchange Date" is defined in Section 2.9(a)(ii) of the Base Indenture.

                  "Exchanged Vehicle" means a Designated Vehicle that (a) (i) if subject to a Manufacturer Program, has been accepted for repurchase by the Manufacturer under the related Repurchase Program, or (ii) if not subject to a Repurchase Program, has been sold to a third party, (b) (i) with respect to which any Leasing Company or Lessee has received or concurrently receives delivery of one or more Replacement Vehicles with an aggregate Net Book Value equal to or greater than the Termination Value of such Designated Vehicles or
(ii) with respect to which the release of the Lien of the Master Collateral Agent thereon would not cause a Leasing Company Amortization Event or a Potential Leasing Company Amortization Event with respect to any series of Leasing Company Notes or an Amortization Event or Potential Amortization Event with respect to any Series of Notes to exist and (c) with respect to which the Lien of the Master Collateral Agent has been released in accordance with the Master Collateral Agency Agreement.

                  "Exchanged Vehicle Repurchase Rights" means, with respect to each Exchanged Vehicle that is a Program Vehicle, all right, title and interest of any Leasing Company or any Lessee in, to and under each Manufacturer Program associated with such Exchanged Vehicle, to the extent such right, title and interest relate to such Exchanged Vehicle, including any amendments thereof and all monies due and to become due in respect of such Exchanged Vehicle under or in connection with such Manufacturer Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

                  "Excluded Payments" means the following amounts payable to any Lessee or Leasing Company (whether payable under the Manufacturer Programs or otherwise): (i) all incentive payments payable to such Lessee or Leasing Company to purchase vehicles (but not any amounts payable to such Lessee or Leasing Company by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (ii) all amounts payable to such Lessee or Leasing Company as compensation for the preparation by such Lessee or Leasing Company of newly delivered vehicles and (iii) all amounts payable to such Lessee or Leasing Company in reimbursement for warranty work performed by such Lessee or Leasing Company on the vehicles.

                  "Expected Final Distribution Date" means, with respect to any Series of Notes, the date, if any, stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.

                  "Finance Guide" means the Black Book Official Finance/Lease Guide.

                  "Financed Vehicle" means an Eligible Vehicle subject to a Financing Lease.

                  "Financing Lease" means each of the Leases as supplemented by Annex B to such Lease.

                  "Fleet Purchase Transaction" means a transaction in which a Lessee purchases in a single transaction a pool of Eligible Vehicles with respect to which each of the following is true: (a) the aggregate Net Book Value of the vehicles in such pool, together with the aggregate Net Book Value (as of the date of inclusion in an Initial Fleet) of all vehicles leased under such Lease during the preceding 12 calendar months which were acquired by a Lessee in a Fleet Purchase Transaction, is less than an amount equal to 15% of the aggregate purchase commitments of all ARG Committed Purchasers, (b) all the vehicles in such pool are titled in the name of the same wholly owned Subsidiary of Republic, (c) all the certificates of title for the vehicles in such pool show the same party as lienholder and (d) the named lienholder in respect of such vehicles is rated at least investment grade by each Rating Agency with respect to each outstanding Series of Notes.

                  "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

                  "Global Note" means a Restricted Global Note, a Temporary Global Note or a Permanent Global Note.

                  "GM" means General Motors Corporation, a Delaware corporation, or its successor.

                  "GM Repurchase Program" means the Manufacturer Program titled "General Motors Corporation Passenger Car and Light Duty Truck 100% Repurchase Program for Daily Rental Operators - Program No. 99-02," and any substantially similar Manufacturer Program of GM for any other model years, pursuant to which the repurchase price for any Program Vehicle subject thereto is calculated based upon a specified percentage of the capitalized cost of such Vehicle and the month of return as set forth in such Manufacturer Program.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

                  "Guaranteed Depreciation Program" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with a Leasing Company or a Lessee to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to such Leasing Company or Lessee by such auction dealer after such sale and (c) pay to such Leasing Company or such Lessee the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the date such vehicle was accepted by such Manufacturer in accordance with the provisions of such guaranteed depreciation program over the amount paid to such Leasing Company or such Lessee by an auction dealer pursuant to clause (b) above.

                  "Indebtedness", as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "Indenture" means the Base Indenture, together with all Series Supplements, as the same may be amended, restated, modified or supplemented from time to time.

                  "Ineligible Asset Amount" means, as of any date of determination, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (vi) of the definition of "Aggregate Asset Amount" for such date: (a) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by a Leasing Company or a Lessee under a Manufacturer Program with respect to Eligible Vehicles turned in pursuant to such Manufacturer Program or delivered for Auction pursuant to such Manufacturer Program from a Manufacturer which was an Eligible Program Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition of "Manufacturer Event of Default" has occurred, plus (b) the aggregate of all Eligible Receivables as of such date owned by a Leasing Company or a Lessee financed under the related Leasing Company Indenture or Lease, as applicable, and owed by a Manufacturer which was an Eligible Program Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition of "Manufacturer Event of Default" has occurred, plus (c) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by a Leasing Company or a Lessee under a Manufacturer Program with respect to Eligible Vehicles turned in pursuant to such Manufacturer Program or delivered for Auction pursuant to such Manufacturer Program from a Manufacturer which is an Eligible Program Manufacturer which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (d) the aggregate of all Eligible Receivables as of such date owned by a Leasing Company or a Lessee financed under the related Leasing Company Indenture or Lease, as applicable, and owed by a Manufacturer which is an Eligible Program Manufacturer which amounts are unpaid more than one hundred
(100) days past the applicable Due Date, plus (e) the aggregate of all amounts specified in clauses (iv) and (v) of the definition of "Aggregate Asset Amount" which are past due as of such date and in respect of which any grace period provided for in the applicable Lease for the making of such payments has expired.

                  "Ineligible Operating Lease Asset Amount" means, as of any date of determination, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (vi) of the definition of "Operating Lease Asset Amount" for such date:
(a) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by a Leasing Company under a Manufacturer Program with respect to Eligible Vehicles that were leased under the Operating Leases (as of the applicable Disposition
Date) and turned in pursuant to such Manufacturer Program or delivered for Auction pursuant to such Manufacturer Program from a Manufacturer which was an Eligible Program Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition of "Manufacturer Event of Default" has occurred, plus (b) the aggregate of all Eligible Receivables as of such date owned by a Leasing Company financed under the related Leasing Company Indenture and owed by a Manufacturer which was an Eligible Program Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition of "Manufacturer Event of Default" has occurred, plus (c) the aggregate of all amounts receivable (other than Excluded Payments and amounts receivable in respect of Exchanged Vehicles) as of such date by a Leasing Company under a Manufacturer Program with respect to Eligible Vehicles that were leased under the Operating Leases (as of the applicable Disposition Date) and turned in pursuant to such Manufacturer Program or delivered for Auction pursuant to such Manufacturer Program from a Manufacturer which is an Eligible Program Manufacturer which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (d) the aggregate of all Eligible Receivables as of such date owned by a Leasing Company financed under the related Leasing Company Indenture and owed by a Manufacturer which is an Eligible Program Manufacturer which amounts are unpaid more than one hundred
(100) days past the applicable Due Date, plus (e) the aggregate of all amounts specified in clauses (iv) and (v) of the definition of "Operating Lease Asset Amount" which are unpaid more than 30 days past the applicable disposition date, plus (h) the aggregate of all amounts specified in clause (vi) of the definition of "Operating Lease Asset Amount" which are past due as of such date and in respect of which any grace period provided for in the applicable Operating Lease for the making of such payments has expired.

                  "Initial Closing Date" means the date on which the

Notes are first issued and authenticated.

                  "Initial Determination Date" means, with respect to any Vehicle, the Determination Date with respect to the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurs.

                  "Initial Fleet" means (a) on the date any Additional Lessee is added pursuant to a Lease, the Eligible Vehicles titled in the name of such Additional Lessee prior to the date such party becomes an Additional Lessee which are refinanced by the applicable Leasing Company under such Lease, and (b) on any other date, the Refinanced Vehicles included in a Fleet Purchase Transaction.

                  "Interest Collections" means on any date of determination, all Collections which represent interest payments on the Leasing Company Notes plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

                  "Interest Period" means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

                  "Invested Amount" means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

                  "Invested Percentage" means, with respect to any Series of Notes, the percentage specified in the applicable Series Supplement.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Issuer's Share" means, with respect to each Leasing Company Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal amount of such Leasing Company Note and the denominator of which is equal to the aggregate principal amount of the Leasing Company Notes, each as of such date of determination.

                  "Lease" means each of the Alamo Lease, the CarTemps Lease, the National Lease and any Additional Leasing Company Lease.

                  "Lease Commencement Date" is defined in each of the Leases.

                  "Lease Event of Default" means a "Lease Event of Default" as defined in any Lease.

                  "Lease Guide" means the National Automobile Dealers Association, Official Used Car Guide, Central Edition.

                  "Leasing Company" means each of Alamo Leasing, CarTemps Leasing, NFLP and any Additional Leasing Company.

                  "Leasing Company Amortization Event" means an "Amortization Event" as defined in any Leasing Company Indenture.

                  "Leasing Company Collection Account" means each of the "Collection Accounts" established under the Leasing Company Indentures.

                  "Leasing Company Indenture" means each of the Alamo Leasing Indenture, the CarTemps Leasing Indenture, the NFLP Indenture and any Additional Leasing Company Indenture.

                  "Leasing Company Note" means each of the Alamo Leasing Note, the CarTemps Leasing Note, the NFLP Note and any Additional Leasing Company Note.

                  "Leasing Company Receivables Trust Agreements" means each of the Alamo Receivables Trust Agreement, the CarTemps Receivables Trust Agreement, the NFLP Receivables Trust Agreement and any Additional Leasing Company Receivables Trust Agreement.

                  "Leasing Company Related Documents" means, collectively, the Leasing Company Notes, the Leasing Company Indentures, the Leasing Company Receivables Trust Agreements, the Assignment Agreements to which the Lessees and/or the Leasing Companies are a party, the Leases and the Master Collateral Agency Agreement.

                  "Leasing Company Trustee" means each of the parties named as the trustee in the Leasing Company Indentures until a successor replaces it in accordance with the applicable provisions of such Leasing Company Indenture and thereafter means the successor serving thereunder.

                  "Lessee" means each of Alamo, CarTemps, National, any Additional Leasing Company Lessee and each Additional Lessee.

                  "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

                  "Luxembourg Agent" is defined in Section 2.4(c) of the Base Indenture.

                  "Manufacturer" means a manufacturer or distributor of passenger automobiles and/or light trucks.

                  "Manufacturer Event of Default" means, with respect to a Manufacturer, (i) the failure by such Manufacturer (or if such Manufacturer's Manufacturer Program is a Guaranteed Depreciation Program, such Manufacturer or any related auction dealers) to pay any amount due under such Manufacturer's Manufacturer Program with respect to a Program Vehicle turned in to such Manufacturer and such failure continues for more than one hundred (100) days following the Due Date ("Past Due Amounts") and the aggregate Past Due Amounts owing from such Manufacturer are equal to or in excess of the lesser of (x) $25 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of Program Vehicles, in each case net of Past Due Amounts, aggregating no more than $50 million, (A) that are the subject of a good faith dispute as evidenced in a writing by any of the Lessees or the Leasing Companies, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Program Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which the applicable Lessee or Leasing Company has provided adequate reserves as reasonably determined by such Lessee or Leasing Company, (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer or (iii) the termination of such Manufacturer's Manufacturer Program or the failure of such Manufacturer's Repurchase Program or Guaranteed Depreciation Program to meet the requirements of a Manufacturer Program.

                  "Manufacturer Program" means, at any time, any Repurchase Program or Guaranteed Depreciation Program that is in full force and effect with a Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (a) with respect to the GM Repurchase Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such

Vehicle is returned to the Manufacturer, minus Excess Mileage Charges, minus Excess Damage Charges minus other similar charges, or (b) with respect to any Manufacturer Program other than the GM Repurchase Program (but including any other Manufacturer Program provided by GM), the Capitalized Cost of each Vehicle, minus all depreciation charges accrued with respect to such Vehicle under such Manufacturer Program prior to the date that the Vehicle is submitted for repurchase or auction, minus Excess Mileage Charges, minus Excess Damage Charges minus other similar charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) under which the related Leasing Company or the related Lessee is an Authorized Fleet Purchaser and, in each case, the assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement and the related Leasing Company, the Master Collateral Agent and the related Leasing Company Trustee have been provided with an officer's certificate or opinion of counsel reasonably satisfactory to them that such Leasing Company (and the Master Collateral Agent on behalf of such Leasing Company and such Leasing Company Trustee) can enforce the applicable Manufacturer's obligations thereunder with respect to Program Vehicles.

                  "Master Collateral Agency Agreement" means the Third Amended and Restated Master Collateral Agency Agreement, dated as of February 26, 1999, among NFLP, Alamo Leasing, CarTemps Leasing, National, Alamo and CarTemps, as grantors, Republic, as master servicer, the various other parties from time to time parties thereto and the Master Collateral Agent, as further amended, restated, modified or supplemented from time to time.

                  "Master Collateral Agent" means Citibank, N.A., in its capacity as master collateral agent under the Master Collateral Agency Agreement and any successor thereto or permitted assign in such capacity thereunder.

                  "Material Adverse Effect" means (A) with respect to ARG or any Leasing Company, and any occurrence, event or condition with respect to any of them:

                  (i) a material adverse change in the financial condition, business, assets or operations of ARG or such Leasing Company, as the case may be, and its Consolidated Subsidiaries taken as a whole, that materially adversely affects the ability of ARG or such Leasing Company to perform its respective obligations under any of the Related Documents; or

                  (ii) a material adverse effect on the ability of ARG, such Leasing Company or Republic, as the case may be, to perform its material obligations under any of the Related Documents; and

         (B) with respect to any Series of Notes, an adverse effect on (a) the enforceability of any portion of the Collateral or (b) the priority or perfection of the Trustee's Lien on a material portion of the Collateral.

                  "Monthly Base Rent" is defined in the Annexes to each of the Leases.

                  "Monthly Noteholders' Statement" means, with respect to each Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement.

                  "Monthly Supplemental Payment" is defined in Section 6 of Annex B to each of the Leases.

                  "Moody's" means Moody's Investors Service, Inc.

                  "National" means National Car Rental System, Inc., a Delaware corporation, and any successor thereto.

                  "National Lease" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of February 26, 1999 (inclusive of any annexes thereto), among NFLP, National and the Additional Lessees, if any, as the lessees thereunder, and Republic, as guarantor and servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Net Book Value" means, with respect to any Vehicle being leased under the Leases (a) as of any date of determination during the period from the Vehicle Lease Commencement Date for such Vehicle to but excluding the Initial Determination Date for such Vehicle, the Capitalized Cost of such Vehicle, (b) as of the Initial Determination Date for such Vehicle, (i) the Capitalized Cost for such Vehicle minus (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month in which the Vehicle Lease Commencement Date for such Vehicle occurred, (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Vehicle as calculated on the immediately preceding Determination Date minus (ii) the aggregate Depreciation Charges accrued with respect to such Vehicle during the Related Month (through the last day thereof), less, (d) if such Vehicle is a Non-Program Vehicle which was leased under a Financing Lease on the last day of the Related Month, an amount equal to (i) the amount of

Additional Base Rent, if any, paid (or, prior to the applicable Distribution Date, payable) on the Distribution Date immediately following such Related Month divided by (ii) the number of Non-Program Vehicles leased under such Financing Lease on the last day of the Related Month. After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Vehicle shall be the Net Book Value calculated for such Vehicle on the most recent Determination Date.

                  "NFLP" means National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership, and any successor thereto.

                  "NFLP Indenture" means the Base Indenture, dated as of April 30, 1996, as amended, between NFLP and the Leasing Company Trustee party thereto, as supplemented by the Series Supplement, dated as of February 26, 1999, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms (exclusive of any supplement thereto creating a series of notes that is not a Leasing Company Note).

                  "NFLP Note" means the Variable Funding Rental Car Asset Backed
Note issued to ARG pursuant to the NFLP Indenture, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of the NFLP Indenture.

                  "NFLP Receivables Trust Agreement" means a trust agreement, dated as of February 26, 1999, between NFLP, as grantor, and The Bank of New York (Delaware), as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

                  "Non-Program Vehicle" means a Vehicle which is not subject to a Manufacturer Program at the time of its leasing under the related Lease or which is redesignated as a Non- Program Vehicle pursuant to the related Lease.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Note Payment Rights" means all rights of ARG under any Leasing Company Note or Leasing Company Indenture to receive payments.

                  "Note Rate" means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

                  "Note Register" means the register maintained pursuant to
Section 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

                  "Noteholder" and "Holder" means the Person in whose name a
Note is registered in the Note Register.

                  "Notes" is defined in the recitals to the Base Indenture.

                  "Officer's Certificate" means a certificate signed by an Authorized Officer of ARG or the applicable Leasing Company, as the case may be.

                  "Operating Lease" means each of the Leases as supplemented by Annex A to such Lease.

                  "Operating Lease Asset Amount" means, for any date of determination, the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Program Vehicles that are Eligible Vehicles leased under the Operating Leases as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, not delivered for Auction pursuant to any such Manufacturer Program or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, plus (ii) the Net Book Value of all Non-Program Vehicles that are Eligible Vehicles leased under the Operating Leases as of such date, plus (iii) all amounts receivable by a Leasing Company as of such date from Manufacturers which are Eligible Program Manufacturers under Manufacturer Programs with such Manufacturers (other than Excluded Payments) with respect to Eligible Vehicles (other than Exchanged Vehicles) leased under the Operating Leases (as of the applicable Disposition Date) and turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company financed under the related Leasing Company Indenture and owed by Manufacturers which are Eligible Program Manufacturers, plus (iv) with regard to Eligible Vehicles leased under the Operating Leases that have been delivered for Auction pursuant to a Manufacturer Program with a Manufacturer which is an Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause
(iii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (v) with regard to Eligible Vehicles leased under the Operating Leases that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or

Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Operating Leases, (vi) with regard to Eligible Vehicles leased under the Operating Leases that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Operating Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (iii), (iv) and (v) above), plus (vii) an amount equal to the product of (x) the Operating Lease Ratio as of such date and (y) the amount of cash and Permitted Investments on deposit in the Leasing Company Collection Accounts, minus (viii) any Ineligible Operating Lease Asset Amount on such date.

                  "Operating Lease Ratio" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Operating Lease Asset Amount on the immediately preceding Business Day and the denominator of which is the Aggregate Asset Amount on the immediately preceding Business Day.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to ARG or any Leasing Company, as the case may be. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer's Certificate as to the truth of such factual matter.

                  "Outstanding" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "Paired Series" is defined in Section 5.5 of the Base
Indenture.

                  "Paying Agent" is defined in Section 2.6(a) of the Base Indenture.

                  "Payment Date" means the 20th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing March 22, 1999.

                  "Pension Plan" means any "employee pension benefit plan", as such term is defined in ERISA, which is subject to Title IV of ERISA and to which any company in the Controlled Group of which such Person is a member has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Permanent Global Note" is defined in Section 2.5(b) of the Base Indenture.

                  "Permitted Investments" means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 by Moody's and A-1 or higher by Standard & Poor's and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of
(x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than "AA", in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+"; (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market funds rated "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's; (vi) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+"; (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Rating Agencies; and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

                  "Permitted Liens" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens permitted under the Leasing Company Indentures, (iv) Liens in favor of the Leasing Company Trustees pursuant to the Leasing Company Indentures and (v) the Liens in favor of the Trustee pursuant to the Indenture.

                  "Person" means any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership, joint stock company, corporation, trust, unincorporated organization or Government Authority.

                  "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

                  "Potential Amortization Events" means, with respect to any Series of Notes, any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event with respect to such Series of Notes.

                  "Potential Enhancement Agreement Event of Default" means an event which, with the giving of notice, the passage of time or both, would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

                  "Potential Lease Event of Default" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

                  "Potential Leasing Company Amortization Event " means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Leasing Company Amortization Event.

                  "Principal Collections" means any Collections other than Interest Collections.

                  "Principal Terms" is defined in Section 2.3 of the Base Indenture.

                  "Program Vehicle" means a Vehicle eligible under, and subject to, a Manufacturer Program.

                  "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor's a long-term indebtedness rating not lower than AA- and a short-term indebtedness rating of A-1+ and from Moody's a long-term indebtedness rating not lower than A-2 and a short-term indebtedness rating of P-1, or (ii) such other rating with respect to which the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes has been satisfied.

                  "Qualified Intermediary" means a party, rated not less than A by Standard & Poor's and A2 by Moody's, designated in an Exchange Agreement as an intermediary for exchanges of Vehicles by any Leasing Company or any Lessee pursuant to such Exchange Agreement.

                  "Rapid Amortization Period" means , with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

                  "Rating Agency" means, with respect to each Outstanding Series of Notes, any rating agency or agencies then issuing a rating for (x) such Series of Notes or any class thereof or (y) commercial paper notes issued by an ARG Committed Purchaser to fund the purchase of such Series of Notes, in each case, at the request of ARG.

                  "Rating Agency Confirmation and Consent Condition" with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "Rating Agency Confirmation Condition" with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "Receivables Trust" means the trust created under and pursuant to the Receivables Trust Agreement.

                  "Receivables Trust Agreement" means the trust agreement dated as of February 26, 1999 between ARG, as grantor, and The Bank of New York (Delaware), as trustee.

                  "Receivables Trustee" means The Bank of New York (Delaware), in its capacity as trustee under the Receivables Trust Agreement.

                  "Record Date" means, with respect to any Series of Notes and any Distribution Date, the date specified in the applicable Series Supplement.

                  "Refinanced Vehicles" means Eligible Vehicles (a) owned by any Leasing Company or Lessee prior to the Lease Commencement Date under the related Lease (i) which are (A) subject to the lien of the Master Collateral Agent or
(B) listed on Schedule II to any Leasing

Company Indenture and a first priority lien on which has been assigned to the Master Collateral Agent and (ii) are refinanced by such Leasing Company under the Lease to which it is a party on the Initial Closing Date, (b) owned by any Additional Lessee prior to the Additional Lessee Closing Date with respect to such Additional Lessee (i) a first priority lien in which has been assigned to the Master Collateral Agent, and (ii) which are refinanced by such Leasing Company under the Financing Lease to which it is a party on the Additional Lessee Closing Date with respect to such Additional Lessee, (c) owned by such Leasing Company or Lessee and (i) with respect to which the lien of the Master Collateral Agent is noted on the certificate of title and (ii) which are refinanced by such Leasing Company under the Lease to which it is a party on any date after the Lease Commencement Date under such Lease or (d) acquired by a Lessee in a Fleet Purchase Transaction (i) a first priority lien in which has been assigned to the Master Collateral Agent and (ii) which are refinanced by the related Leasing Company under the Financing Lease to which it is a party.

                  "Registrar" is defined in Section 2.6(a) of the Base
Indenture.

                  "Regulation S" is defined in Section 2.5(b) of the Base Indenture.

                  "Related Documents" means, collectively, the Leasing Company Related Documents, the Base Indenture, the Notes, any Enhancement Agreement, any Swap Agreement, the Receivables Trust Agreement and any agreements relating to the issuance or the purchase of any of the Notes or the Leasing Company Related Documents.

                   "Related Month" means, (i) with respect to any Payment Date, Determination Date or Distribution Date, the most recently ended calendar month and (ii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and in cluding the date of issuance of the first Series of Notes to and including the last day of the calendar month in which such issuance occurs.

                  "Related Vehicles" is defined in Section 2.2 of the Master Collateral Agency Agreement.

                  "Replacement Vehicle" means an Eligible Vehicle (i) which is owned by any Leasing Company or any Lessee, (ii) which is in the possession of any Leasing Company or any Lessee, (iii) with respect to which the Vehicle Perfection and Documentation Requirements have been satisfied, (iv) which is subject to no Liens other than the Lien of the Master Collateral Agent and (v) which (a) has been acquired pursuant to an Exchange Agreement as a Replacement Vehicle for a Designated Vehicle or Designated Vehicles, (b) (1) has a Net Book Value equal to or greater than the aggregate Termination Value of the Designated Vehicle or Designated

Vehicles which it replaces or (2) has a Net Book Value when aggregated with the Net Book Value of one or more other Replacement Vehicles tendered in exchange for a Designated Vehicle equal to or greater than the Termination Value for such Designated Vehicle and (c) has been designated on the Servicer's computer system as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

                  "Republic" means Republic Industries, Inc., a Delaware corporation, and any successor thereto.

                  "Republic Historical Depreciation Rate" means, as of any date of determination, the weighted average Depreciation Charge accruing with respect to Non-Program Vehicles during the six calendar months preceding such date.

                  "Repurchase Amount" means, with respect to any Series of Notes, the amount specified in the applicable Series Supplement.

                  "Repurchase Period" means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at auction pursuant to the applicable Manufacturer Program.

                  "Repurchase Price" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to any of the Lessees or the Leasing Companies as the seller of such Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

                  "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with a Lessee or the related Leasing Company to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during a specified period.

                  "Required Enhancement Amount" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

                  "Required Financing Lease Asset Amount" means, with respect to any Series of Notes, the amount specified in the applicable Series Supplement.

                  "Required Noteholders" with respect to each Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "Required Aggregate Asset Amount" means, on any date of determination, the sum of the Invested Amounts and Required
Overcollateralization Amounts for all Series of Notes on such date.

                  "Required Operating Lease Asset Amount" means, with respect to any Series of Notes, the amount specified in the applicable Series Supplement.

                  "Required Overcollateralization Amount" means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

                  "Required Secured Parties" is defined, with respect to any Series of Notes in the applicable Series Supplement.

                  "Requirements of Law" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

                  "Requisite Investors" means Noteholders holding in excess of 50% of the sum of (a) the aggregate Invested Amount of all outstanding Series of Notes and (b) the sum of the unutilized purchase commitments of the ARG Committed Purchasers (excluding, for the purposes of making the foregoing calculation, any Notes held by any Affiliate of any Leasing Company (other than an ARG Committed Purchaser or other Affiliate Issuer)); provided, however that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes held by an ARG Committed Purchaser, the purchase commitment of such ARG Committed Purchaser shall be deemed to be zero.

                  "Restricted Global Note" is defined in Section 2.5(a) of the Base Indenture.

                  "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

                  "Revolving Period" means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

                  "Rule 144A" is defined in Section 2.5(a) of the Base
Indenture.

                  "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                  "Secured Parties" is defined in Section 3.1 of the Base Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised Article 8.

                  "Security Entitlement" means a "security entitlement" within the meaning of Section 8-102(a)(17) of Revised Article 8.

                  "Segregated Series" is defined in Section 2.3(b) of the Base Indenture.

                  "Series Closing Date" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

                  "Series of Notes" or "Series" means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement.

                  "Series-Specific Collateral" is defined in Section 2.3(b) of the Base Indenture.

                  "Series Supplement" means a supplement to the Base Indenture complying with the terms of Section 2.3 of the Base Indenture.

                  "Series Termination Date" means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the termination date.

                  "Servicer" means Republic, in its capacity as servicer of Vehicles under the Leases and as master servicer under the Master Collateral Agency Agreement, unless the Master Collateral Agent shall have assumed any duties and obligations of the Servicer pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Servicer" shall, to such extent, include the Master Collateral Agent.

                  "Subordinated Note" means the subordinated note made by Republic to ARG which is payable by Republic upon ARG's demand.

                  "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Supplement" means a supplement to the Base Indenture complying with the terms of Article 12 of the Base Indenture.

                  "Supermajority Noteholders" with respect to each Series of Notes, has the meaning set forth in the applicable Series Supplement.

                  "Swap Agreement" means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by ARG in connection with the issuance of a Series of Notes, as specified in the related Series Supplement, providing limited protection against interest rate risks.

                  "Temporary Global Note" is defined in Section 2.5(b) of the Base Indenture.

                  "Termination Payment" is defined in Section 12.3(b) of each of the Leases.

                  "Termination Value" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, minus
(ii) unless otherwise deducted in the calculation of "Capitalized Cost", all Depreciation Charges for such Vehicle accrued prior to such date.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Officer" means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

                  "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

                  "Turnback Date" means, with respect to any Program Vehicle, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program and the Depreciation Charges cease to accrue pursuant to its Manufacturer Program.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

                  "Uncertificated Security" means an "uncertificated security" within the meaning of the applicable UCC.

                  "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

                  "United States Security Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 357.2, 24 C.F.R. Section 1.2, 12 C.F.R. Section 912.1, 12 C.F.R. Section 1511.1, 12 C.F.R. Section 615.5450 or 31
C.F.R. Section 354.1.

                  "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

                  "Vehicle" means a passenger automobile or light truck purchased, financed or refinanced by a Leasing Company under a Lease and pledged under the Master Collateral Agency Agreement for the benefit of the related Leasing Company Trustee, but solely during the Vehicle Term for such Vehicle.

                  "Vehicle Funding Date" is defined in Section 3.1 of each of the Leases.

                  "Vehicle Lease Commencement Date" is defined in Section 3.1 of each of the Leases.

                  "Vehicle Order" is defined in Section 2.1(c) of each of the Leases.

                  "Vehicle Perfection and Documentation Requirements" means, (i) with respect to a Vehicle (other than, to the extent permitted under a Lease, Vehicles in an Initial Fleet), submission within the applicable statutory period of an application for the issuance of a certificate of title for such Vehicle with the department of registry of motor vehicles of the applicable state in which such Vehicle is to be registered, which application shall reflect the following: any Leasing Company or any Lessee, as the registered owner and the Master Collateral Agent as the first lienholder or (ii) in the case of such Vehicles in such Initial Fleet, the assignment to the Master Collateral Agent of the lienholder's lien with respect to such Vehicles in such Initial Fleet.

                  "Vehicle Term" is defined in respect of any Vehicle in the related Lease.

                  "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.